                                                         C O N F I D E N T I A L

                                                                   EXHIBIT 10.35






                         RECEIVABLES PURCHASE AGREEMENT

                                    between


                              MERISEL CANADA INC.
                                   as Seller


                                    - and -


                             CANADIAN MASTER TRUST
                                  as Purchaser












                               December 15, 1995

                               TABLE OF CONTENTS
                               -----------------

                                   ARTICLE 1

                                INTERPRETATION
                                --------------

      1.1  Certain Defined Terms..................................  2
      1.2  Extended Meanings...................................... 19
      1.3  Headings, Sections, etc................................ 19
      1.4  Accounting Principles.................................. 19
      1.5  Rating Agency Ratings.................................. 20
      1.6  Currency............................................... 20
      1.7  Payments............................................... 20
      1.8  Non-Business Days...................................... 20
      1.9  Months, Settlement Periods and Tranche Periods......... 20
      1.10 Exhibits............................................... 20

                                   ARTICLE 2

                                   PURCHASES
                                   ---------

      2.1  Purchases Pursuant to Purchase Request................. 21
      2.2  Purchases from Collections............................. 21
      2.3  Identification of Purchased Receivables................ 22
      2.4  Purchase Price of Purchased Assets..................... 24
      2.5  Selection of Tranche Amounts and Tranche Periods....... 26
      2.6  Purchase Limit; Termination or Reduction of Purchase
           Limit; Designation of Termination Date................. 27
      2.7  Reduction of Purchased Amount.......................... 28
      2.8  Non-Liquidation Settlement Procedures.................. 28
      2.9  Liquidation Settlement Procedures...................... 28
      2.10 Deemed Collections..................................... 29
      2.11 Other Matters.......................................... 30

                                   ARTICLE 3

                MANAGEMENT, APPLICATION OF COLLECTIONS AND FEES
                -----------------------------------------------

      3.1  Appointment of Servicer................................ 31
      3.2  Application of Collections............................. 31
      3.3  Withdrawals from Collection Account After
           Purchase Termination Date.............................. 31
      3.4  Reporting.............................................. 31
      3.5  Payments and Computations.............................. 32
      3.6  Fees................................................... 33
      3.7  Maintenance of Records and Accounts.................... 33

                                   ARTICLE 4

                             CONDITIONS PRECEDENT
                             --------------------

   4.1        Conditions Precedent to Initial Purchase................ 34
   4.2        Conditions Precedent to All Purchases................... 35
   4.3        Undertaking of Purchaser................................ 36


                                   ARTICLE 5

                             EVENTS OF TERMINATION
                             ---------------------

   5.1        Meaning of Event of Termination......................... 36
   5.2        Action Upon an Event of Termination..................... 39
   5.3        Notice re: Liquidity Support............................ 39
   6.1        Liability of Purchaser, the Credit Enhancer and the
              Securitization Agent.................................... 39
   6.2        Delegation in Favour of Securitization Agent............ 40
   6.3        Rights of the Purchaser................................. 40
   6.4        Responsibilities of the Seller.......................... 41
   6.5        Other Dealings.......................................... 41
   6.6        Power of Attorney....................................... 41
   6.7        Execution of Additional Powers.......................... 42
   6.8        Restrictions on Use..................................... 42


                                   ARTICLE 7

                                 MISCELLANEOUS
                                 -------------

   7.1        Costs, Expenses and Taxes............................... 42
   7.2        Change in Circumstances................................. 43
   7.3        Further Assurances...................................... 44
   7.4        Failure to Perform...................................... 44
   7.5        Entire Agreement........................................ 44
   7.6        Amendments, Waivers, Etc................................ 44
   7.7        No Waiver; Remedies..................................... 45
   7.8        Non-Merger.............................................. 45
   7.9        Time of the Essence..................................... 45
   7.10       Agreement of Purchase and Sale.......................... 45
   7.11       Notices................................................. 45
   7.12       Notice to Rating Agency................................. 46
   7.13       Binding Effect; Assignability, Etc...................... 47
   7.14       Judgment................................................ 47
   7.15       Governing Law........................................... 47
   7.16       Consent to Jurisdiction; Waiver of Immunities........... 48

                                    - iii -

   7.17       Severability............................................ 48
   7.18       Confidentiality......................................... 48
   7.19       Limitation of Liability................................. 49
   7.20       Financial Reporting..................................... 49
   7.21       Standard Terms and Conditions........................... 50
   7.22       Termination............................................. 50
   7.23       Counterparts............................................ 50

   Exhibit A       -        Form of Purchase Request
   Exhibit B       -        Form of Portfolio Report
   Exhibit C       -        Form of Weekly Report
   Exhibit D       -        Form of Officer's Certificate
   Exhibit E       -        Form of Summary General Trial Balance
   Exhibit F       -        Form of Opinion of Seller's Counsel
   Exhibit G       -        Standard Terms and Conditions
   Exhibit H       -        List of Offices Where Records are Kept
   Exhibit I       -        Fees

                        RECEIVABLES PURCHASE AGREEMENT

               THIS RECEIVABLES PURCHASE AGREEMENT made as of the 15th day of December, 1995.

B E T W E E N:

                   MERISEL CANADA INC.,
                   a corporation incorporated under the laws of the Province of Ontario, as seller,

                   (hereinafter referred to as the "Seller"),

                                                         OF THE FIRST PART,

                                   - and -

                   THE TRUST COMPANY OF
                   BANK OF MONTREAL,
                   a trust company incorporated under the
                   laws of Canada and licensed to carrying on business as a trustee in each of the provinces of Canada, in its capacity as trustee of CANADIAN MASTER TRUST, a trust established pursuant to the laws of the Province of Ontario, without personal liability, as purchaser,

                   (in such capacity, hereinafter referred to as the "Purchaser"),

                                           OF THE SECOND PART.


          WHEREAS the Seller generates Invoiced Receivables in the on-going operation of the Seller's general distribution business and is desirous of selling to the Purchaser from time to time and of collecting and otherwise servicing the property so sold by the Seller to the Purchaser as hereinafter set forth;

          AND WHEREAS the Purchaser is willing to purchase Eligible Receivables and certain other property relating thereto from the Seller from time to time on a fully-serviced basis on the terms and conditions hereinafter set forth;

          NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the covenants and agreements of the parties herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party, the parties hereby covenant and agree as follows:

                                INTERPRETATION
                                --------------

 .1        Certain Defined Terms.  In this Agreement, the following terms have
          ---------------------
the following meanings:

"Administration Agreement" means the agreement dated as of December 15, 1995 between the Purchaser and Nesbitt Burns Inc. pursuant to which, among other things, Nesbitt Burns Inc. has agreed to perform, as agent on behalf of the Purchaser, certain of the duties and responsibilities of BMO Trust Company, and to exercise certain rights and privileges of the Purchaser, as the same may be amended, supplemented, restated or replaced from time to time.

"Adverse Claim" means a lien, security interest, charge, encumbrance, mortgage, lease, title retention agreement, hypothecation, claim, pledge, assignment (whether or not by way of security), ownership interest, right of set-off or other right or claim of any Person other than the Purchaser.

"Affiliate", in respect of any specified Person, means any other Person:

          (a) that is either directly or indirectly controlled by the specified Person or by a Person that also controls the specified Person; or

          (b) that either directly or indirectly controls the specified Person,

and, for the purposes of this definition, "control" shall mean de facto control, being the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

"Affiliated Obligor" means any Obligor which is an Affiliate of another Obligor.

"Agreement" means, collectively, this agreement and the Exhibits hereto, as the same may be amended, supplemented and restated from time to time.

"Average Maturity" means, on any day, that period (expressed in days) which is equal to the weighted average number of days (based on aging categories) that Receivables are outstanding until paid in full as calculated by the Servicer or the Replacement Servicer, as the case may be, and as set forth in the most recent Portfolio Report in accordance with the provisions thereof; provided, however, that in the event of manifest error, the Purchaser may recalculate the Average Maturity for such day.

"BMO Trust Company" means The Trust Company of Bank of Montreal;
"Business Day" means any day, other than a Saturday or Sunday or statutory or civic holiday, on which Bank of Montreal is open for business in Toronto, Ontario.

"Canadian Dollars" or "$" means the lawful currency of Canada.

"Canadian Master Trust" means Canadian Master Trust, a trust established pursuant to the laws of the Province of Ontario by a deed of settlement dated as of December 15, 1995.

"Cash Discount" means any early payment discounts or similar adjustments granted by the Seller to an Obligor in respect of an Invoiced Receivable.

"Collection Account" means an Eligible Deposit Account established in the name of the Servicer as trustee for and on behalf of the Purchaser, which account shall be separate and segregated from the Servicer's own assets, shall bear interest, shall permit the denomination of balances in Canadian dollars and U.S. dollars, and which shall initially be account number 1263272, transit number 2, maintained at the main Toronto branch of Bank of Montreal.

"Collection Costs" means all reasonable out-of-pocket costs and expenses of the Servicer, if other than the Seller, and the Purchaser (which, for greater certainty, shall for the purposes of this definition include any Credit Enhancer to whom any Purchased Assets have been transferred) in administering and collecting the Purchased Receivables and enforcing the Related Security related thereto, including, without limitation, reasonable legal expenses of the Servicer or the Purchaser, as the case may be.

"Collection Delay Period" means ten days or such greater number of days (not to exceed the number of days equal to (i) the maximum permissible Tranche Period under Section 2.5(a)(i) less (ii) 30 days) as the Purchaser may select upon three Business Days' notice to the Seller.

"Collections" means, without duplication, all payments made by or on behalf of Obligors, and all other cash collections and other cash proceeds received by the Servicer in each case in respect of the Purchased Assets, including all cash proceeds of any contract of insurance (including the Designated Policy) paid in respect of any of the Purchased Receivables, all other cash proceeds of any Related Security, including cash proceeds realized through the enforcement of a Contract or other Related Security against an Obligor, and any Collections deemed to have been received by the Servicer pursuant hereto; provided, however, that, until the occurrence of a Servicer Termination Event, "Collections" shall not include any payments or proceeds in respect of Taxes.

"Concentration Limit", means, in respect of Receivables not subject to Floor Plan Arrangements and at the time of Purchase of such Receivable:

               for any Obligor that is not a Governmental Authority:

               (c) an amount equal to such percentage of the Required Amount as is designated by the Purchaser in a notice to the Seller; or

               (d) if there is a Designated Policy at such time, either the discretionary limit established by such policy or, if the Obligor is subject to approved limits in the Designated Policy, the approved limits at such time; and

          (B)  if the Obligor is a Governmental Authority:

               (e) if the Obligor is the Government of Canada, 30% of the
                   Purchased Amount;

               (f) if the Obligor has a long-term unsecured debt rating of AA or higher by the Rating Agency or an equivalent rating from a nationally recognized United States rating agency, 15% of the Purchased Amount;

               (g) if the Obligor has a long-term unsecured debt rating of A or higher by the Rating Agency or an equivalent rating from a nationally recognized United States rating agency, 7.5% of the Purchased Amount; and

               (h) if the Obligor has a long-term unsecured debt rating of less than A by the Rating Agency or an equivalent rating from a nationally recognized United States rating agency, one-third of the Credit Loss Reserve,

provided, however, that any such Concentration Limit may from time to time be changed by the Purchaser in its reasonable discretion (provided that in the case of a decrease in the Concentration Limit under (A)(a) above the Purchaser shall give the Seller 30 days' notice), and provided further that in the case of an Obligor and any Affiliated Obligors, the Concentration Limit shall be calculated as if such Obligor and such one or more Affiliated Obligors were one Obligor.

"Concentration Ratio" means, for any Obligor at any time, the ratio (expressed as a percentage) calculated by dividing (a) the then aggregate Outstanding Principal Balance of all Purchased Receivables owing by such Obligor and by any Affiliated Obligor by (b) the then Required Amount.

"Contract" means: (i) a written agreement and any related written invoices; (ii) a written invoice without a related written agreement; and (iii) an invoice or agreement transmitted by electronic means, in each case between the Seller and an Obligor pursuant to which the Obligor is obligated to pay one or more Invoiced Receivables to the Seller and in each case assignable in favour of the Purchaser without restriction of any kind.

"Credit and Collection Policy" means the Seller's credit, collection and administration policies and procedures relating to the Invoiced Receivables, Contracts and Related Security owned or administered by the Servicer from time to time, as such policies and procedures may be amended, supplemented or replaced from time to time as permitted by Article 4.11(a) of the Standard Terms and Conditions.

"Credit Enhancer" means the Designated Insurer and any Person who by any means whatsoever, including, any letter of credit, surety bond, cash collateral account, spread account, guaranteed rate agreement, refinancing facility, tax protection agreement, interest rate swap agreement, secondary receivables purchase agreement, or other similar arrangement, provides credit enhancement in respect of the Purchased Assets and/or the Notes relating to such Purchased Assets; provided, however, that the Designated Insurer shall have a long-term debt rating of at least AA low or a short-term debt rating of at least R-1 (middle) unless otherwise approved by the Rating Agency;

"Credit Loss Reserve" means, at any time, an amount equal to the Purchased Amount multiplied by the percentage equal to (i) 7% if the Purchased Amount is less than or equal to $100 million; (ii) 8% if the Purchased Amount is greater than $100 million and less than or equal to $125 million; or (iii) 9% if the Purchased Amount is greater than $125 million.

"Days Sales Ratio" means, in any particular Settlement Period, the amount (expressed in days) that is equal to:


                (R1 + R2)
                ---------
                2
          --------------
            (Sales x 12)
            -------------
                      YD

          where:

                R1    =     The total balance of Invoiced Receivables
                            outstanding on the last day of the preceding
                            Settlement Period.

                R2    =     The total balance of Invoiced Receivables
                            outstanding on the last day of such Settlement
                            Period.

                Sales =     Seller's sales during such Settlement Period.

                YD    =     365, unless such Settlement Period commences in
                            in a calendar year that has 366 days, in which case "YD" shall be 366.

"Default Ratio" means, in respect of any Settlement Period, the ratio (expressed as a percentage) calculated by dividing (a) the aggregate principal balance at the end of such Settlement Period of all Defaulted Receivables by (b) the aggregate principal balance of all Invoiced Receivables at such time.

"Defaulted Receivable" means an Invoiced Receivable (a) that, in whole or in part, has remained unpaid for more than 45 days plus three Business Days (or such greater number of days as may be approved by the Rating Agency from time to time) from its original payment due date, (b) has been reduced or cancelled, in each case in the current Settlement Period, as a result of a set-off in respect of any claim by the Obligor thereof against the Seller or any Affiliate of the Seller (whether such claim arises out of the same or a related transaction or an unrelated transaction); provided that to the extent an Invoiced Receivable has been reduced, only the reduced amount shall represent a Defaulted Receivable, or
(c) that has been, or in accordance with the Credit and Collection Policy should be, written off as uncollectible in the current Settlement Period.

"Deferred Payment" has the meaning ascribed thereto in Section 2.4(a).

"Delinquency Ratio" means, in respect of any Settlement Period, the ratio (expressed as a percentage) calculated by dividing (a) the aggregate principal balance at the end of such Settlement Period of all Delinquent Receivables by
(b) the aggregate principal balance of all Invoiced Receivables at such time.

"Delinquent Receivable" means an Invoiced Receivable that (a) in whole or in part, has remained unpaid for more than 30 days (or such greater number of days as may be approved by the Rating Agency from time to time) from the original payment due date or (b) has been, or for which, in accordance with the Credit and Collection Policy, should be, classified as delinquent.

"Designated Insurer" means the insurer under the Designated Policy from time to time, which shall initially be American Home Assurance Company.

"Designated Obligor" means (i) any Obligor in respect of which the Invoiced Receivables of such Obligor are insured under the Designated Policy to an amount equal to at least 80% of the principal balance of such Invoiced Receivables;
(ii) any Obligor in respect of which the Invoiced Receivables of such Obligor are subject to one of the Floor Plan Arrangements; and (iii) any other Obligor approved by the Purchaser, acting reasonably, and the Rating Agency by notice to the Seller.

"Designated Policy", at any time, means any insurance policy or policies maintained by the Seller in respect of the Receivables, as such policy or policies may be amended from time to time

(provided that all material amendments which affect the insurability of the Receivables are approved by the Purchaser, acting reasonably), and any replacement insurance policy approved by the Purchaser, acting reasonably, and shall initially mean the Insolvency Risk Insurance Shipments Form insurance policy maintained by the Seller with American Home Assurance Company.

"Dilution Rate" means, in respect of any Settlement Period, the ratio (expressed as a percentage) calculated by dividing:

     (a) the amount by which the aggregate principal balance of all Invoiced Receivables at the end of such Settlement Period has been reduced or cancelled (when compared to the aggregate principal balance of all Invoiced Receivables at the beginning of such Settlement Period) as a result of either:

               (i) any defective, undelivered, rejected, returned, repossessed or foreclosed goods or services and any Cash Discount; or

               (ii) a set-off against obligations owed to the Seller in respect of any claim by any Obligor against the Seller or any Affiliate of the Seller (whether such claim arises out of the same or a related transaction or an unrelated transaction),

     by:

     (b) the aggregate principal balance of the Invoiced Receivables at the end of such Settlement Period.

"Dilution Ratio" means, in respect of any Settlement Period, the ratio (expressed as a percentage) equal to the greater of (i) 10% and (ii) the highest Dilution Rate in the 24-month period preceding such Settlement Period multiplied by 1.25.

"Eligible Deposit Account" means either (a) an account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depositary institution organized under the laws of Canada or a province thereof and authorized to act as a trustee for funds deposited in such account, so long as any of the securities of such depositary institution shall have a credit rating from the Rating Agency in one or more of its generic credit rating categories which signifies investment grade.

"Eligible Institution" means a depositary institution which at all times (a) has either (i) a long-term unsecured debt rating of AA (low) by the Rating Agency or
(ii) a short-term rating of R-1 (middle) by the Rating Agency, or (b) has its obligations with respect to the relevant matter guaranteed by an institution with either of the ratings referred to in (a)(i) or (ii).

"Eligible Receivable" means, at any time unless otherwise specified below in this definition, a Receivable which meets all of the following criteria at such time:

     (i) the Obligor of the Receivable is a Person resident in Canada, is not an Affiliate of the Seller, and is either (i) a Designated Obligor (and, if the Obligor is a Designated Obligor under (i) of the definition of "Designated Obligor", the applicable insured limit, if any, under the Designated Policy in respect of such Obligor has not been exceeded) or
                    (ii) is a Governmental Authority in Canada, provided that the provisions of the Financial Administration Act (Canada) or other statute of like effect respecting the assignment of debts of Governmental Authorities shall have been complied with in each and every respect with respect to the sale of such Receivable;

     (j) unless otherwise approved by the Purchaser, from the date hereof to the time of initial Purchase of the Receivable, the Obligor of the Receivable is not the Obligor with respect to Defaulted Receivables and Delinquent Receivables having together an aggregate Outstanding Principal Balance as a percentage of the aggregate Outstanding Principal Balance of all Receivables owed by such Obligor of more than
                    (i) 40% for the current month or (ii) an average of 20% for the most recent three months;

     (k) at the time of Purchase of the Receivable, if the Receivable is subject to a Floor Plan Arrangement, the Outstanding Principal Balance of Purchased Receivables subject to Floor Plan Arrangements, when added to the Outstanding Principal Balance of such Receivable, would not exceed 10% of the aggregate Outstanding Principal Balance of all Purchased Receivables;

     (l) at the time of Purchase of the Receivable, if the Receivable is subject to a Floor Plan Arrangement, the Outstanding Principal Balance of Purchased Receivables subject to Floor Plan Arrangements with financial institutions having long-term unsecured debt ratings of less than AA low, when added to the Outstanding Principal Balance of such Receivable, would not exceed 5% of the aggregate Outstanding Principal Balance of all Purchased Receivables;

     (m) at the time of initial Purchase of the Receivable, the Receivable is not a Delinquent Receivable;

     (n)            the Receivable is not a Defaulted Receivable;

     (o) the Receivable is required by the related Contract to be paid in full within 45 days of the original billing date therefor unless otherwise approved individually by the Purchaser, acting reasonably;

     (p) the Receivable is payable in Canada only and is denominated either and payable either in Canadian or United States dollars; provided that if denominated and payable in United States dollars, the Seller has fully hedged the currency exchange risk associated with such Receivable to the satisfaction of the Purchaser, acting reasonably;

     (q) the Receivable arises under a Contract which has been duly authorized, executed and delivered by the parties thereto, which Contract, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor thereof enforceable against such Obligor in accordance with its terms subject to bankruptcy, insolvency, reorganization, winding-up, moratorium and other laws affecting the rights of creditors generally;

     (r) the Receivable is an "account" within the meaning of the PPSA;

     (s) the Receivable is not subject to any dispute, offset, counterclaim or defence whatsoever and is free and clear of any Adverse Claim;

     (t) neither the Receivable nor the Contract under which such Receivable is payable is subject to any restriction on the sale or assignment thereof;

     (u) the Receivable and the related Contract do not contravene any laws, rules or regulations applicable thereto, and no party to such Contract is, with respect to such Receivable, in violation of any such law, rule or regulation except, in any such case, where such contravention would not materially adversely affect the collectability or enforceability of any such Receivable or Contract;

     (v) at the time of initial Purchase of the Receivable, the Receivable (i) satisfies all applicable material requirements of the Credit and Collection Policy, (ii) complies with all other criteria and requirements specified by the Purchaser to the Seller before the Obligor thereof became a Designated Obligor and (iii) complies, on and after the 30th day following notice by the Purchaser to the Seller of any additional criteria or requirements, with such additional criteria or requirements;

     (w) the Obligor of the Receivable would not fall within Section 5.1(i) if the same were amended so that the word "Seller" read "Obligor";

     (x) at the time of initial Purchase of the Receivable, the Outstanding Principal Balance of the Receivable, when added to the aggregate Outstanding Principal Balance of all Purchased Receivables owed by the Obligor and by all Affiliated Obligors, does not exceed the Concentration Limit for such Obligor;

     (y) the Receivable represents all or part of the sale price of merchandise and/or services sold or provided by the Seller in the ordinary course of the Seller's general distribution business of distributing computer hardware, software, peripherals and all replacements, parts, accessories, attachments and other goods used in conjunction therewith, unless otherwise approved by the Purchaser, acting reasonably;

     (z) at the time of initial Purchase of the Receivable, the Purchaser has not given the Seller 30 days' prior notice that the Purchaser has determined, in its reasonable discretion, that the Receivable (or the class of Receivables of which the Receivable forms a part) is not acceptable for purchase hereunder;

     (aa) the Receivable is not payable from any jurisdiction in Canada in which all registrations and other action required by Section 3.1(j) of the Standard Terms and Conditions have not been completed or taken; and

     (bb) all information with respect to the Receivable required to be set out on the Summary General Trial Balance is set out thereon;

provided, however, that the Purchaser may, from time to time, by notice to the Seller, waive (or amend or revoke any such waiver on 30 days' notice) all or any of such criteria (in whole or in part) and the definition herein of "Eligible Receivable" shall, on and after the effective date of each such notice (as determined in accordance with Section 7.11) and with respect only to future Purchases, be amended to accord with each such waiver (or amendment or revocation of such waiver); subject to the approval of the Rating Agency.

"Event of Termination" has the meaning ascribed thereto in Section 5.1.

"Final Collection Date" means the first day following the Termination Date on or by which every Purchased Receivable has been collected in full (whether through the receipt of Collections or the enforcement of the Related Security), fully written off as uncollectible in accordance with the Credit and Collection Policy then in effect, or assigned by the Purchaser for value (paid in cash) either to the Seller pursuant hereto, to the Credit Enhancer or to a third party.

"Floor Plan Agents" means, collectively, Deutsche Financial Services Canada Corporation, The Bank of Nova Scotia, Trans-America Commercial Finance Corporation Canada or any other financial institution with a long-term unsecured debt rating of at least A (low) by the Rating Agency or who is approved by the Purchaser (such approval not to be unreasonably withheld) and the Rating Agency or an equivalent rating from a nationally recognized United States rating agency;

"Floor Plan Arrangements" means, collectively, the floor plan financing arrangements established by the Seller with the Floor Plan Agents pursuant to which such Floor Plan Agents pay the principal balance of Invoiced Receivables of certain Obligors to the Seller (less certain discount fees charged by such Floor Plan Agents).

"Governmental Authority" means the government of any sovereign state or any political subdivision thereof, or of any political subdivision of a political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory, administrative or other functions of or pertaining to government.

"Indebtedness" means:

         (cc) indebtedness for borrowed money or for the deferred purchase price of property or services;

         (dd)    the redemption price of any redeemable preference shares;

         (ee) obligations evidenced by bonds, debentures, notes or other similar instruments;

         (ff) obligations as lessee under leases, which in accordance with generally accepted accounting principles, would be treated as capital leases;

         (gg) obligations in respect of letters of credit or similar instruments issued or accepted by any bank or other institution; and

         (hh) obligations under direct or indirect guarantees in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a), (b), (c), (d) and (e) above;

provided, however, that (i) "Indebtedness" shall not include obligations both
(A) classified as accounts payable or accrued liabilities under generally accepted accounting principles and (B) incurred in the ordinary course of business and (ii) no obligation included in Indebtedness shall be included under more than one of clauses (a) through (f) above.

"Indemnified Amounts" has the meaning ascribed thereto in Article 5.1 of the Standard Terms and Conditions.

"Indenture Trustee" means Montreal Trust Company of Canada, as trustee for and on behalf of holders from time to time of Notes issued by the Purchaser, or, at any time after Montreal Trust Company of Canada shall cease to be the trustee in such capacity, any successor or replacement trustee in such capacity.

"Initial Cash Payment" means an amount specified pursuant to Section 2.1(a) and subsequently deposited to the Seller's Account pursuant to Section 2.1(d) in connection with a Purchase made pursuant to Section 2.1.

"Initial Purchase" means the first Purchase made pursuant to Section 2.1.

"Invoiced Receivable" means indebtedness of an Obligor under a Contract arising from the sale of goods and/or services by the Seller to the Obligor in the ordinary course of the Seller's general distribution business of distributing computer hardware, software, peripherals and all replacements, parts, accessories, attachments and other goods used in conjunction therewith (unless otherwise approved by the Purchaser, acting reasonably), and includes the Obligor's obligation to pay Taxes, interest, finance, late payment and similar charges and other amounts with respect thereto.

"Law" means any law, code, treaty, rule or regulation or determination of an arbitrator or Governmental Authority and, when used with respect to any Person, shall include the certificate of incorporation and by-laws or other charter, constating or governing documents of such Person.

"Liquidation Collection Costs Reserve" means, at any time, an amount equal to the Purchased Amount multiplied by 1%.

"Liquidation Yield Reserve" means, at any time, an amount equal to:

                        PA x [(RVF x PDR) x (AM + CDP)]
                                             --------
                        YD
            where:

            PA   =  the Purchased Amount;

            RVF  =  the Rate Variance Factor;

            PDR  =       the Purchase Discount Rate at
                               such time calculated
                               on the assumption
                               that the Seller has
                               selected a single
                               Tranche for all of the
                               Purchased Amount for
                               a Tranche Period of
                               30 days, plus 0.5%
                               per annum;

            AM   =       the Average Maturity;

            CDP  =       the Collection Delay Period; and

            YD   =       365, unless such Tranche Period
                         commences in a calendar year that
                         has 366 days, in which case "YD"
                         shall be 366.

"Liquidity Agent" has the meaning ascribed thereto in the Liquidity Agreement.

"Liquidity Agreement" means the agreement dated as of December 15, 1995 between BMO Trust Company, the banks and other financial institutions whose names appear on Schedule 1 to such agreement, and Bank of Montreal.

"Lock-Box Account" means a "lock-box account" or similar account established at Bank of Montreal in the name of the Seller to be used to receive Collections.

"Lock-Box Agreement" means an agreement between the Seller and Bank of Montreal for the establishment and maintenance of the lock-box account.

"Loss to Liquidation Ratio" means, in any particular Settlement Period, the ratio (expressed as a percentage) of (a) the amount of Receivables which were written off in such month, net of any recoveries in respect of prior Defaulted Receivables to (b) the total amount of Receivables collected during such month.

"Net Daily Collections" has the meaning ascribed thereto in Section 2.2.

"Note Issuance Trust Indenture" means the trust indenture made as of December 15, 1995 between the Purchaser and the Indenture Trustee pursuant to which, among other things, the Purchaser is entitled to issue Notes from time to time.

"Notes" means short-term debt obligations issued by the Purchaser pursuant to the Note Issuance Trust Indenture.

"Obligor" means, in respect of a Receivable, the Person who, under or pursuant to a Contract, owes or owed payment to the Seller prior to the purchase of such Receivable by the Purchaser or such Receivable being offered for sale by the Seller to the Purchaser, and includes a financial institution under a Floor Plan Arrangement, guarantor, surety or similar person with respect to such

Receivable, but excludes the Designated Insurer in its capacity as an insurer of such Receivable or any portion thereof.

"Outstanding Principal Balance", in respect of a Receivable at any time, means the amount of the payment obligation represented thereby that is outstanding and owing to the obligee thereof, after deducting therefrom (i) the Seller's reasonable estimate of the amount of all available Cash Discounts and (ii) an estimate of the aggregate discount fee to be charged by a Floor Plan Agent that reduces the amount of such payment obligation.

"Person" means an individual, partnership, corporation, trust, joint venture, unincorporated association, board or body established by statute, government (or any agency or political subdivision thereof) or other entity.

"Policy Limit of Liability" has the meaning ascribed thereto in the Designated Policy and shall have the comparable meaning in any replacement insurance policy.

"Portfolio Report" means a report substantially in the form of Exhibit B.

"PPSA" means the personal property security legislation or assignment of book debts legislation or any similar legislation (including the Uniform Commercial Code in the United States) in any jurisdiction in which the filing or registration of an assignment, financing statement or other document is required to preserve, protect and perfect the Purchaser's right, title and interest in, to or under any of the Purchased Assets.

"Prime Rate" means the fluctuating annual interest rate which, on any day, shall be equal to the rate of interest most recently established by the Bank of Montreal at its head office in Toronto, Ontario as its reference rate of interest for the purpose of determining interest rates it will charge on that day for demand loans made in Canada in Canadian Dollars to its Canadian commercial customers and which it refers to as its "prime rate".

"proceeds" includes "proceeds" as defined in the PPSA.

"Purchase" means a purchase of Purchased Assets made pursuant to Section 2.1 or
Section 2.2.

"Purchase Date" has the meaning ascribed thereto in Section 2.1(b).

"Purchase Discount" means the aggregate of the amounts determined below for all Tranche Periods whether occurring prior to or after the Termination Date, with the amount determined for each Tranche Period being equal to the product of:

                                 TA x PDR x TP
                                      --------
                       YD

            where:

            TA   =      the amount of the Tranche Amount at the time
                        at which such calculation is being made;

            PDR  =      the Purchase Discount Rate for such
                              Tranche Period;

            TP   =      the number of days in such Tranche Period;
                        and

            YD   =      365, unless such Tranche Period commences in
                        a calendar year that has 366 days, in which case "YD" shall be 366.

"Purchase Discount Rate" means, at any time, the Tranche Rate.

"Purchase Limit" has the meaning ascribed thereto in Section 2.6(a). "Purchase Request" means a notice, substantially in the form of Exhibit A, delivered by the Seller to the Purchaser pursuant to Section 2.1.

"Purchase Termination Date" means the day that, in accordance with Section 5.2, is declared as, or automatically becomes, the Purchase Termination Date.

"Purchased Amount" means, at any time, the aggregate of the Initial Cash Payments made prior to such time, less the aggregate amount of Collections theretofore paid to and received by the Purchaser pursuant to Section 2.7 or
Section 2.9 on account of such Initial Cash Payments and less cash payments paid under Section 2.3(d); provided, however, that such Initial Cash Payments shall not be reduced by the amount of any Collections used to make a Purchase pursuant to Section 2.2 or which at any time must be returned to the Seller for any reason whatsoever pursuant to the provisions hereof.

"Purchased Assets" means, collectively, all Purchased Receivables and the Related Security and Collections with respect thereto, and all proceeds of, from or with respect to any or all of the foregoing.

"Purchased Receivable", at any time, means any Receivable owned by the Purchaser at such time which the Purchaser has purchased from the Seller pursuant hereto, and any Receivable transferred by the Seller to the Purchaser and which constitutes a Purchased Receivable in accordance with the provisions hereof.

"Purchaser" means Canadian Master Trust, its successors and assigns.

"Purchaser's Account" means the Purchaser's account maintained at the main Toronto branch of Bank of Montreal (account number 1263192, transit number 2) or such other account as has been most recently designated by the Purchaser, by notice given to the Seller, as the Purchaser's Account for the purposes hereof.

"Qualifying Loss", in respect of any Invoiced Receivable, means any loss relating to such Invoiced Receivable the payment of some portion of which is insured by the Designated Insurer under the Designated Policy.

"Rate Variance Factor" means that decimal fraction (which shall not be less than 1 and shall not exceed 2) which reflects the potential increase in funding costs over a period of time approximately equal to the Average Maturity of the Receivables, as determined by the Purchaser in its reasonable discretion.

"Rating Agency" means Dominion Bond Rating Service Limited and its successors and, at any particular time hereafter, may include any other nationally recognized credit rating agency or agencies then authorized by the Securitization Agent and approved by the Seller (such approval not to be unreasonably withheld) to rate securities issued by the Purchaser.

"Receivable" means that portion of an Invoiced Receivable that does not represent the obligation of the Obligor to pay Taxes.

"Records" means all contracts, books, records and other documents and information (including computer programmes, tapes, diskettes, punch cards, data processing software and related property and rights) maintained by or on behalf of the Seller evidencing or otherwise relating to any Receivables sold or intended to be sold by the Seller to the Purchaser, or relating to the related Obligors, the Related Security, Collections or the Collection Account and, after the purchase of any such Receivables by the Purchaser, shall include all such records, information and material maintained or required to be maintained by the Servicer in respect thereof.

"Related Document" means any agreement, assignment, instrument, document, exhibit, notice or other communication that has at any time been delivered by the Seller to the Purchaser in connection herewith.

"Related Security", with respect to any Receivable, means:

        (ii) all of the Seller's right, title and interest in and to the goods or services (including returned goods, if any), the sale of which gave rise to such Receivable, but, for greater certainty, shall not include any right, title or interest in the Seller's inventory;

        (jj) all security interests or liens, and all property subject thereto, from time to time securing or purporting to secure payment of such Receivable, whether pursuant to the related Contract or otherwise, to the extent they secure or purport to secure such payment;

        (kk) all of the Seller's right, title and interest in, to and under all guarantees, indemnities, insurance policies (including any Designated Policy or other contract of insurance issued by the Designated Insurer or any other Person), Floor Plan Arrangements, all payments and proceeds made under any such guarantee, indemnity, insurance policy or Floor Plan Arrangement, all premium refunds in respect of all insurance policies, and all other agreements or arrangements of whatsoever character from time to time supporting or securing payment of such Receivable, whether pursuant to the related Contract or otherwise;

        (ll) all Records relating to the Receivable or to any of the foregoing; and

        (mm) all proceeds of or relating to the foregoing, including to the Receivable.

"Replacement Servicer", at any time following a Service Transfer, means the Person whom the Purchaser designates from time to time by notice given to the Seller as the Replacement Servicer.

"Replacement Servicer Fee" has the meaning ascribed thereto in Section 3.6(d).

"Reporting Date", in respect of a Settlement Period, means the 15th Business Day following such Settlement Period.

"Required Amount" means, at any time, an amount equal to the product obtained by multiplying (A) the sum of 1 plus the Dilution Ratio at such time by (B) the sum at such time of the Purchased Amount, the Reserve and the Purchase Discount (to the extent the amount of the Purchase Discount has not been paid to the Purchaser).

"Reserve" means, at any time, an amount equal to the aggregate of the Credit Loss Reserve, the Liquidation Collection Costs Reserve and the Liquidation Yield Reserve.

"Rollover Day" means any Wednesday, or with the Purchaser's approval, any Business Day.

"Securitization Agent" means Nesbitt Burns Inc. in its capacity as securitization agent under the Administration Agreement.

"Seller" means Merisel Canada Inc., its successors and permitted assigns, and in
Article 5 of the Standard Terms and Conditions shall include Merisel Canada Inc. (and such successors and permitted assigns) in its capacity as Servicer.

"Seller's Account" means the Seller's account maintained at the main Toronto branch of Citibank Canada (account number 2-010-286-002; transit number 0082-
260) or such other account which is designated by notice to the Purchaser as the Seller's Account for the purposes hereof.

"Service Transfer" has the meaning specified in Article 4.14 of the Standard Terms and Conditions;

"Servicer" means the Seller in its capacity as Servicer until the first Service Transfer, and, at any time thereafter shall mean the Replacement Servicer appointed pursuant to the terms of the Standard Terms and Conditions from time to time.

"Servicer Termination Event" has the meaning ascribed thereto in Article 4.12 of the Standard Terms and Conditions.

"Settlement Date", in respect of a Tranche Period, means the final day of such Tranche Period.

"Settlement Period" means a fiscal month; provided, however, that the first Settlement Period shall be the period from the date hereof to the last day of the Seller's 1995 fiscal year.

"Standard Terms and Conditions" means the standard terms and conditions annexed hereto as Exhibit G and deemed to be a part hereof and incorporated herein by reference, as the same may be amended from time to time with the written agreement of the Purchaser and the Seller.

"Subsidiary" has the meaning given to that term in the Business Corporations Act (Ontario) from time to time;

"Summary General Trial Balance" means the summary of the Seller's accounts receivable trial balance (whether in the form of a computer print-out, magnetic tape or disk or like device, and if stored on magnetic tape, disk or like device, shall include all software, programming manuals and such other material as may be available to the Seller to access and interpret the information stored thereon) in the form approved by the Purchaser as described in Exhibit E, as such Exhibit E may be amended, supplemented or replaced from time to time, listing Obligors, the Invoiced Receivables owed by them, the aged Outstanding Principal Balances of such Invoiced Receivables, and such other information as the Purchaser may reasonably require.

"Tax" means any withholding, stamp, income, business, general corporation, large corporations, property, capital, excise, customs, goods and services, sales, consumption, value added or other tax, duty, impost, fee, levy, assessment or other governmental charge, and any related penalties or interest.

"Termination Date" means the earliest of:

           (nn)  the Purchase Termination Date;

           (oo) December 13, 2000, which date may be extended by notice from the Purchaser to the Seller upon agreement to such extension by the Seller; and

           (pp) the Business Day which the Seller designates as the Termination Date pursuant to Section 2.6.

"Tranche" means all or a portion of the Purchased Amount allocated to a Tranche Period pursuant to Section 2.5.

"Tranche Amount" means the amount of the Tranche.

"Tranche Period" means, with respect to each Tranche Amount, a period of days selected pursuant to Section 2.5.

"Tranche Rate" means either: (i) the rate of interest per annum which is the equivalent of the discount rate at which Notes issued in respect of a Tranche are sold by any dealer or other agent selected by the Purchaser; or (ii) if the Notes are interest bearing, the rate of interest per annum payable in respect of Notes issued in respect of a Tranche.

"Uniform Commercial Code" means the Uniform Commercial Code text as issued and amended from time to time by The American Law Institute and the National Conference of Commissioners on Uniform State Laws, and with respect to any Receivable representing the obligation of an Obligor located in any state of the United States of America, shall mean the Uniform Commercial Code as in effect pursuant to the Law of such state.

"U.S. Base Rate" means the fluctuating annual interest rate which, on any day, shall be equal to the rate of interest most recently established by Bank of Montreal at its head office in Toronto, Ontario as its reference rate of interest for the purpose of determining interest rates for demand loans made in Canada in U.S. dollars and which it refers to as its "U.S. base rate".

"Weekly Report" means a report substantially in the form of Exhibit C.

1.2         Extended Meanings.  Words importing the singular shall include the
            -----------------
plural and vice versa, words importing gender shall include all genders, and words importing natural persons shall include all Persons. Any defined term used in the singular preceded by "any" or "each" shall be taken to indicate any number of the members of the relevant class. Unless otherwise specified, any reference in this Agreement to any statute will include all regulations made thereunder or in connection therewith from time to time, and will include such statute as the same may be amended, supplemented or replaced from time to time. Every use of the word "including" herein shall be construed as meaning "including, without limitation".

1.3         Headings, Sections, etc.  The division of this Agreement into
            ------------------------
Articles and Sections, the insertion of headings and the provision of a table of contents are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof", "herein", "hereunder" and similar expressions refer to this Agreement (including the Exhibits hereto) and not to any particular Article, Section, Exhibit or other portion of this Agreement and include any agreement supplemental hereto. The use of the word "Section" followed by a number refers to the particular Section of this Agreement (exclusive of Exhibit G), while the use of the word "Article" followed by a number refers to a particular Article of Exhibit G. Subject to the preceding sentence, unless something in the subject matter or context is inconsistent therewith, references herein to Articles, Sections or Exhibits are references to Articles, Sections and Exhibits of or to this Agreement.

1.4         Accounting Principles.  Where the character or amount of any asset
            ---------------------
or liability or item of revenue or expense is required to be determined, or any consolidation or other accounting computation is required to be made for the purpose of this Agreement, such determination or calculation shall, to the extent applicable and except as otherwise specified herein or as otherwise agreed in writing by the parties, be made in accordance with generally accepted accounting principles. Whenever in this Agreement reference is made to generally accepted accounting principles, such reference shall be deemed to be to generally accepted accounting principles from time to time approved by the Canadian Institute of Chartered Accountants, or any successor institute, applicable as at the date on which such calculation is made or required to be made in accordance with generally accepted accounting principles; provided, however, that to the extent any financial statements of Merisel, Inc. are delivered to the Purchaser, such statements will be prepared in accordance with United States generally accepted accounting principles. As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles, provided that to the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall prevail.

1.5         Rating Agency Ratings.  Except as otherwise specifically provided
            ---------------------
for herein, all specific ratings referred to herein are ratings of the initial Rating Agency, being Dominion Bond Rating Service Limited. If any Rating Agency is substituted for another Rating Agency, the specific ratings herein shall be the ratings of such substituted Rating Agency equivalent to the ratings of Dominion Bond Rating Service Limited or such Rating Agency, as the case may be, mutatis mutandis.

1.6         Currency.  Unless otherwise indicated, all amounts stated herein are
            --------
in Canadian dollars. The equivalent in Canadian dollars or U.S. dollars of an amount in U.S. dollars or Canadian dollars, respectively, shall be determined at the buying rate of exchange quoted by Bank of Montreal at noon (Toronto time) in Toronto for conversion of U.S. dollars to Canadian dollars, or Canadian dollars to U.S. dollars, as the case may be, on the date of determination.

1.7         Payments.  Unless otherwise indicated, all amounts required hereby
            --------
to be paid to any party or deposited to any account are to be paid or deposited, as the case may be, in immediately available funds at the place specified for such payment or deposit.

1.8         Non-Business Days.  Unless provided to the contrary herein, if any
            -----------------
payment to be made hereunder shall be due, any period of time would begin or end, any calculation is to be made or any other action is to be taken on, or as of, or from a period ending on, a day other than a Business Day, such payment shall be made, such period of time shall begin or end, such calculation shall be made and such other actions shall be taken, as the case may be, on or as of the next succeeding Business Day.

1.9         Months, Settlement Periods and Tranche Periods.  When reference is
            ----------------------------------------------
made herein to a month, unless otherwise stated it shall be construed to mean a calendar month. When reference is made herein to a Settlement Period or Tranche Period next preceding a date or time, it shall be construed to mean the Settlement Period or Tranche Period, as the case may be, ending immediately prior to the commencement of the Settlement Period or Tranche Period during which such date or time occurs.

1.10         Exhibits.  The following are the Exhibits attached to this
             --------
Agreement, which are incorporated herein by reference and are deemed to be part of this Agreement:


            Exhibit A - Form of Purchase Request
            Exhibit B - Form of Portfolio Report
            Exhibit C - Form of Weekly Report
            Exhibit D - Form of Officer's Certificate
            Exhibit E - Form of Summary General Trial Balance
            Exhibit F - Form of Opinion of Seller's Counsel
            Exhibit G - Standard Terms and Conditions
            Exhibit H - List of Offices Where Records are Kept
            Exhibit I - Fees


                                       2

                                   PURCHASES
                                   ---------

2.1         Purchases Pursuant to Purchase Request
            --------------------------------------

       (a) Subject to the terms and conditions hereof, from time to time prior to the Termination Date but not more often than 10 times during any 12 month period, the Seller may, by delivering a Purchase Request to the Purchaser at least two Business Days prior to the date of a requested Purchase, request the Purchaser to purchase from the Seller Eligible Receivables and the Related Security and Collections relating thereto. Such Purchase Request shall state the amount of the cash payment (the "Initial Cash Payment") (which in each case shall be for a minimum amount of $5 million and shall be in incremental multiples of $1 million thereafter) to be paid on the date of Purchase.

       (b) Each Purchase Request shall specify the date of the Purchase requested thereby, which shall be the first day of a Tranche Period (the "Purchase Date").

       (c) The purchase price of the Eligible Receivables (including the Related Security and Collections related thereto) purchased in connection with a Purchase made pursuant to this Section 2.1 shall be determined in accordance with Section 2.4. The identity of such Eligible Receivables shall be determined in accordance with the procedure described in Section 2.3(a) so that, immediately following such Purchase, the Outstanding Principal Balance of the Purchased Receivables will equal the Required Amount determined as at such time. Upon such Purchase, the Eligible Receivables identified as aforesaid shall constitute Purchased Receivables.

       (d) The Purchaser shall, on the Purchase Date, subject to the terms hereof, deposit to the Seller's Account the Initial Cash Payment specified in such Purchase Request. Upon such deposit, all of the Seller's right, title and interest in and to the Purchased Receivables purchased by the Purchaser in connection with such Purchase, as determined in accordance with the procedure described in Section 2.3(a), and all the Related Security and Collections with respect thereto, and all proceeds of, from or with respect to any or all of the foregoing, shall, without any further action on the part of the Seller or the Purchaser, be sold, transferred and assigned to, and vested in, the Purchaser as provided in Section 2.3(b).

2.2         Purchases from Collections.  The Purchaser hereby directs the Seller
            --------------------------
in its capacity as the Servicer, on each day which is prior to the Termination Date (except as otherwise permitted by Article 4.6 of the Standard Terms and Conditions):

       (a) to pay to the Seller, for the Purchaser's benefit, out of Collections of Purchased Receivables received on such day, an amount equal to the Purchase Discount accrued to such day, to the extent that any part thereof has not been previously paid to the Seller in accordance with the foregoing, and the Seller agrees to hold such amount in trust for the Purchaser; and

       (b) subject to Section 4.2, to pay to the Seller, on the Purchaser's behalf, the balance of the Collections of Purchased Receivables received on such day ("Net Daily Collections") for the purpose of:

          (i) effecting, at the price determined in accordance with Section 2.4, a Purchase by the Purchaser from the Seller of Eligible Receivables, the Related Security and the Collections related thereto in such amount so that the Outstanding Principal Balance of the Purchased Receivables purchased pursuant to Sections 2.1 and 2.2 will, immediately following such Purchase, be equal to the Required Amount at such time, the identity of such Eligible Receivables to be determined in accordance with the procedure described in Section 2.3, which Eligible Receivables, upon such Purchase, shall constitute Purchased Receivables; and

         (ii)   making the payment stipulated in Section 2.4(c).

Upon such payment, all the Seller's right, title and interest in and to the Purchased Receivables purchased by the Purchaser in connection with such Purchase, as determined in accordance with the procedure described in Section 2.3(a), and all the Related Security and Collections with respect thereto, and all proceeds of, from or with respect to any or all of the foregoing, shall, without any further action on the part of the Seller or the Purchaser, be sold, transferred and assigned to, and vested in, the Purchaser as provided in Section 2.3(b). The acceptance by the Seller of the Net Daily Collections that shall constitute or be deemed to constitute the consideration for a Purchase pursuant to this Section 2.2 shall constitute a representation and warranty by the Seller to the Purchaser that each of the Receivables to be sold by the Seller to the Purchaser pursuant to such Purchase is an Eligible Receivable on the Purchase Date and that all conditions precedent to the purchase by the Purchaser of such Eligible Receivables set forth in Section 4.1 and 4.2 hereof, as applicable, have been performed and satisfied as at such Purchase Date.

2.3         Identification of Purchased Receivables
            ---------------------------------------

       (a) The Receivables which, at any time, shall constitute Purchased Receivables acquired by the Purchaser pursuant to a Purchase made under Section
2.1 or Section 2.2 shall be those Eligible Receivables determined at the time of such Purchase by reference to the Invoiced Receivables listed on the Summary General Trial Balance at such time in accordance with the procedure described in this Section 2.3(a). Starting with the Obligor that owes in the aggregate the greatest amount of Invoiced Receivables listed on the Summary General Trial Balance, each Eligible Receivable owed by such Obligor that is not, at that time, already a Purchased Receivable shall constitute a Purchased Receivable, and additional Purchased Receivables shall be identified in a similar manner by proceeding through the Obligors in descending order of the aggregate amount of Receivables owed by such Obligors, until the Outstanding Principal Balance of the Purchased Receivables acquired in connection with such Purchase, when added to the Outstanding Principal Balance of the Purchased Receivables that are, immediately prior to the time of such Purchase, Purchased Receivables, equals the Required Amount. Only that portion of the last Eligible Receivable identified as a Purchased Receivable, pursuant to the foregoing procedure, which portion is necessary to ensure that the Outstanding Principal Balance of all the Purchased Receivables is equal to the Required Amount as aforesaid, shall constitute a Purchased Receivable, and each of the Seller and the Purchaser shall have an undivided ownership interest in such Receivable to the extent of their respective interests.

       (b) The Seller hereby sells, assigns and transfers to the Purchaser all of the Seller's right, title and interest in and to (i) all Receivables which, from time to time, shall constitute Purchased Receivables, (ii) all Related Security with respect thereto, (iii) all Collections with respect to such Receivables and (iv) all proceeds of, from or with respect to any or all of the foregoing, all without the need for any formal or other instrument of assignment. Each such sale, assignment and transfer of Purchased Assets shall be effective immediately upon payment by the Purchaser to the Seller of the portion of the purchase price therefor that is paid pursuant to and in the manner contemplated by Section 2.1(d) or Section 2.2(b)(i) or, with respect to a Receivable replacing a Receivable which ceases to be a Purchased Receivable and is sold to the Seller pursuant to Section 2.3(d), immediately upon such sale, or in the case of a transfer of Eligible Receivables to the Purchaser pursuant to
Section 2.10 (which shall thereupon constitute Purchased Receivables), at the time of the deemed receipt of Collections referred to in Section 2.10. For the purpose of the preceding sentence, Net Daily Collections shall, while the Seller is the Servicer, be deemed to be paid to the Seller immediately upon receipt thereof by the Servicer.

       (c)  In addition to providing the reports referred to in Article
4.10(o) and (p) of the Standard Terms and Conditions, from time to time at the request of the Purchaser, acting reasonably, on each Reporting Date and following the Termination Date, the Seller shall deliver to the Purchaser (i) from time to time at the request of the Purchaser, acting reasonably, and in any event following the Termination Date, a list of the Invoiced Receivables relating to the Purchased

Receivables as at the Seller's close of business on the Purchase Date, the day specified in such request of the Purchaser, the relevant Reporting Date or the day immediately preceding the Termination Date, as the case may be, (ii) on each Reporting Date and following the Termination Date, a copy of the Summary General Trial Balance as at such time and (iii) such Records (including historical Records) as the Purchaser may reasonably require to verify such list of Invoiced Receivables and the Summary General Trial Balance. The Seller shall also deliver to the Purchaser, as soon as possible and in any event within 15 Business Days of the Termination Date, a list of Purchased Receivables as at the Termination Date.

       (d) If a Receivable at any time ceases to be a Purchased Receivable in accordance with Section 2.3(a) (including, without limitation, the ceasing of such Receivable to be an Eligible Receivable), such Receivable shall be sold, assigned and transferred to the Seller, together with all Related Security, without recourse or warranty (express, implied, statutory or otherwise) and without the need for any formal or other instrument of assignment. The consideration for such sale, assignment and transfer shall be the contemporaneous sale, assignment and transfer, for a purchase price determined in accordance with Section 2.4, of Eligible Receivables identified in accordance with Section 2.3(a) and of the Related Security. If there are not at such time sufficient Eligible Receivables of the Seller, the Seller shall immediately remit to the Purchaser a cash payment in an amount equal to that which when added to the Outstanding Principal Balance of the Purchased Receivables will equal the Required Amount. Such cash payment shall reduce the Purchased Amount as at the date of the payment.

       (e) On the Termination Date, and at all times thereafter, the Receivables which are Purchased Receivables (identified as provided for pursuant to the foregoing provisions of this Section 2.3) as of the Seller's close of business on the day immediately preceding the Termination Date, together with the Related Security and Collections with respect thereto, and all proceeds of, from or with respect to any or all of such Purchased Receivables, Related Security and Collections, shall constitute all the Purchased Assets for all purposes of this Agreement. For greater certainty, on and after the Termination Date, subject to the provisions of Section 2.3(d), this Section 2.3(e) and
Section 2.10, the provisions of Section 2.3(a) shall not apply to alter the identification of the Purchased Receivables and, notwithstanding anything else herein contained, the Seller (whether in its personal capacity or in its capacity as Servicer) shall have no authority to make any alterations, changes, modifications or extensions to the Purchased Receivables. If, at any time after the Termination Date, the Purchaser or the Seller determines that, as of the Termination Date, the Outstanding Principal Balance of the Purchased Receivables was less than the then Required Amount, the Seller shall pay to the Purchaser such amount, to be applied as a reduction of the Purchased Amount, or, with the written consent of the Purchaser, transfer to the Purchaser such amount of additional Eligible Receivables, identified according to the procedure described in Section 2.3(a) according to the Summary General Trial Balance as at the Termination Date, as is necessary to make the Outstanding Principal Balance of the Purchased Receivables equal to the Required Amount as of the Termination Date.

       (f) If at any time the Seller fails or otherwise ceases to identify the Purchased Receivables when required to do so pursuant to this Section 2.3 or fails to generate the Summary General Trial Balance, the Purchaser shall have the right, as the case may be, to identify the Purchased Receivables in accordance with the procedure described in Section 2.3(a), which identification by the Purchaser shall be conclusive and binding (absent manifest error), or to reconstruct the Summary General Trial Balance as at the relevant dates so that a determination of the Purchased Receivables can be made in accordance with the foregoing provisions of this Section 2.3. The Seller agrees to cooperate in all respects in connection with such reconstruction, including, without limitation, by delivery to the Purchaser, upon its request, of all Records or copies thereof. The Seller shall reimburse the Purchaser for and in respect of all costs and expenses incurred by the Purchaser or paid by the Purchaser to other Persons in connection with any such reconstruction.

2.4         Purchase Price of Purchased Assets
            ----------------------------------

       (a) The purchase price for the Purchased Assets shall be equal to the Outstanding Principal Balance of the Purchased Receivables included in such Purchased Assets, less a discount equal to the Purchase Discount for the relevant Tranche Period. The Purchaser may allocate on a reasonable basis, but in its reasonable discretion, the Purchase Discount in respect of a particular Tranche Period among all the Purchased Receivables outstanding during such Tranche Period having regard to the length of time a Purchased Receivable is outstanding and the relevant Purchase Discount Rate. Subject to Section 2.4(b), such purchase price shall be composed of (i) an immediate cash payment to the Seller which, in the case of a purchase made pursuant to Section 2.1(d), shall be the Initial Cash Payment and, in the case of a purchase from Collections pursuant to Section 2.2(b)(i), shall be equal to the balance of the Net Daily Collections received on the relevant day after payment of a portion thereof on account of a portion of the Deferred Payment in accordance with Section 2.4(c) and (ii) a deferred amount (the "Deferred Payment") equal to such purchase price less the Purchased Amount determined pro rata among all of the Purchased Receivables then outstanding.

       (b) Notwithstanding Section 2.4(a), for the purposes of Section 2.2, the balance of the Net Daily Collections received on the relevant day remaining after payment of a portion thereof on account of a portion of the Deferred Payment in accordance with Section 2.4(c) shall be deemed to be the total initial cash payment to be made to the Seller in respect of all the Eligible Receivables, the Related Security and the Collections with respect thereto which are to be purchased by the Purchaser from the Seller pursuant to a Purchase to be made on such day in accordance with Section 2.2(b)(i).

       (c)  Until the Termination Date, a portion of the Net Daily
Collections, determined by multiplying the amount of such Net Daily Collections by a fraction, the numerator of which is the Reserve at such time and the denominator of which is the sum of the Purchased Amount and the Reserve at such time, shall be paid to the Seller in payment of a portion of the Deferred Payment for the Purchased Receivables giving rise to such Net Daily Collections, and the balance of such Net Daily Collections, if any, shall, subject to the provisions of Section 2.2, be paid to the Seller as a portion of the purchase price for additional Eligible Receivables, Related Security and Collections with respect thereto as contemplated by Section 2.2(b)(i) and Section 2.4(b). The Deferred Payment, as determined at the close of business of the Seller on the day immediately preceding the Termination Date, shall be payable only out of Collections of Purchased Assets remaining following receipt by the Purchaser of the collection in full of every Purchased Receivable (whether through the receipt of Collections or the enforcement of the Related Security) (except for Purchased Receivables fully written off as uncollectible in accordance with the Credit and Collection Policy then in effect or assigned by the Purchaser for value (paid in cash) either to any Credit Enhancer or to a third party).

       (d) Following the Final Collection Date, the Purchaser shall, in full satisfaction of its obligation to pay the Deferred Payment then outstanding, if any, either (at the Purchaser's option) pay to the Seller, from Collections received by the Purchaser and remaining following the satisfaction of the amounts specified in clauses (a) through (e), inclusive, of Section 2.9, the amount of the Deferred Payment, or sell, transfer and assign absolutely to the Seller, without the need for any formal or other instrument or assignment, all of the Purchaser's remaining right, title and interest in and to all the Purchased Assets free and clear of all Adverse Claims created by the Purchaser or any Replacement Servicer, but without any other representation or warranty (whether express, implied, statutory, or otherwise) by or on behalf of the Purchaser.


2.5         Selection of Tranche Amounts and Tranche Periods
            ------------------------------------------------

       (a) The Seller shall in each Purchase Request and thereafter by 1:00 p.m. (Toronto time) on the second Business Day preceding each Settlement Date prior to the Termination Date notify the Purchaser of the amount of each Tranche (which shall be in a minimum amount of $5 million and incremental multiples of $1 million and which, except in connection with a purchase made by the Purchaser as requested in an additional Purchase Request, may not in the aggregate exceed the aggregate amount of the Tranches then maturing) and the duration of each Tranche Period; provided, however, that:

           (i) the Seller may not select a Tranche Period exceeding the lesser of (A) 90 days and (B) the remaining term, as may be amended, of the Designated Policy, unless otherwise approved by the Purchaser, acting reasonably, and the Rating Agency;

           (ii) the first day of each Tranche Period shall be a Business
                Day;

           (iii)the last day of each Tranche Period shall be the first day of the next Tranche Period;

           (iv) the last day of each Tranche Period shall be a Rollover Day and if such last day of the Tranche Period selected by the Seller is not a Business Day, the Seller shall be deemed to have selected a Tranche Period the last day of which is the Rollover Day next following the last day of the Tranche Period otherwise selected which is a Business Day;

           (v) no more than five Tranches may be outstanding at any one time unless the Purchaser, acting reasonably, otherwise consents; and

           (vi) no more than three Settlement Dates shall occur in any one Settlement Period unless the Purchaser, acting reasonably, otherwise consents,

and provided further that if:

           (vii)the Seller fails to give notice of the requested Tranche Amount or Tranche Period; or

           (viii)the Purchaser, in its reasonable discretion, determines that the amount of the Tranche Amount or the term of the Tranche Period or both are inappropriate, and so notifies the Seller by 3:00 p.m. (Toronto time) on such day, then the Purchaser shall select any one or more Tranche Amounts and Tranche Periods (which shall not exceed 90 days), as the Purchaser, in its reasonable discretion, deems appropriate and shall notify the Seller thereof.

       (b) After the Termination Date, the Purchaser shall select the Tranche Amounts and the Tranche Periods (which shall not exceed 90 days) in its sole discretion; provided, however, that the Purchaser will use its reasonable best efforts to select Tranche Amounts and Tranche Periods that coincide with estimated Collections.

2.6         Purchase Limit; Termination or Reduction of Purchase Limit;
            -----------------------------------------------------------
            Designation of Termination Date
            -------------------------------

       (a) No Purchase may be made hereunder if, after giving effect thereto, the Purchased Amount would exceed $150,000,000 or such lesser amount if reduced in accordance with Section 2.6(b) or such greater amount if approved by the Purchaser and the Rating Agency in their sole discretion (the "Purchase Limit").

       (b) The Seller may, upon at least 10 Business Days' notice to the Purchaser, reduce the Purchase Limit to an amount not less than the Required Amount at such time; provided, however, that any partial reduction of the Purchase Limit shall be in a minimum amount of $5 million and incremental multiples of $1 million. Once the Purchase Limit has been reduced, it may not thereafter be increased.

       (c) Subject to Section 2.6(d), the Seller may designate any Business Day as the Termination Date.

       (d) If the Seller designates the Termination Date pursuant to Section 2.6(c), the Seller shall pay to the Purchaser for the account of the Purchaser:

            (i) such amount or amounts as shall compensate the Purchaser for any loss (excluding loss of profit) incurred by the Purchaser (as reasonably determined by the Purchaser) as a result of the Termination Date occurring while Notes issued by the Purchaser relating to the Receivables purchased hereunder are outstanding, such compensation to include, without limitation, an amount equal to any loss suffered by the Purchaser during the period from the date of receipt of such repayment to (but excluding) the maturity date of such Notes, if the rate of interest obtainable by the Purchaser upon the redeployment of an amount of funds equal to the amount of such repayment is less than the rate of interest applicable to such Notes. The determination by the Purchaser of the amount of any such loss or expense shall be set forth in a written notice to the Seller in reasonable detail; and

            (ii) if the Termination Date designated by the Seller occurs on or before the second anniversary of the date hereof, the amount set out in Exhibit I payable on the Termination Date.

2.7         Reduction of Purchased Amount.  The Seller may, on not less than
            -----------------------------
five Business Days' notice to the Purchaser, reduce the Purchased Amount by a minimum amount of $1 million and integral multiples of $1 million; provided, however, that (i) the Purchased Amount may not at any time be less than the lesser of (A) $50 million and (B) the permissible Purchased Amount, (ii) there may not be more than 10 such reductions in any 12 month period and (iii) on the date such notice is given and on the date such notice is purported to be effective, the Outstanding Principal Balance of Purchased Receivables is not less than the Required Amount. Commencing on the day on which the notice in this Section 2.7 is effective, no further purchases of Receivables shall take place pursuant to either Section 2.1 or Section 2.2, and, subject to Article 4.6 of the Standard Terms and Conditions, all Collections shall be set aside and held in trust by the Servicer for the benefit of the Purchaser and shall be deposited in the Purchaser's Account, until such time as the aggregate amount of Collections so set aside and held in trust by the Servicer or deposited in the Purchaser's Account, equals the amount of the reduction in the Purchased Amount requested by the Seller, whereupon Purchases under Section 2.1 or Section 2.2 may resume. Forthwith from time to time upon the request of the Purchaser, the Servicer shall pay to the Purchaser, from such amounts set aside and held in trust, the amount required to repay securities issued by the Purchaser. Once the Purchased Amount has been reduced, the Seller may request that it be increased by Purchases made pursuant to Section 2.1, subject to the terms of this Agreement, up to the Purchase Limit.

2.8         Non-Liquidation Settlement Procedures.  Prior to the Termination
            -------------------------------------
Date, the Seller will, on each Settlement Date, deposit to the Purchaser's Account the amounts referred to in Section 2.2(a) and not theretofore so deposited.

2.9         Liquidation Settlement Procedures.   On the Termination Date, and on
            ---------------------------------
each day thereafter, the Servicer shall hold in the Collection Account, for the benefit of the Purchaser, the Collections relating to Purchased Receivables received on each such day. During the period commencing on the Termination Date and ending on the later of (i) each Settlement Date which occurs on or after the Termination Date and (ii) the Final Collection Date, inclusive, the Servicer shall, on each Business Day of such period, deposit to the Purchaser's Account the amounts so held in trust (or required to be so held) together with any amounts paid (or required to be paid) pursuant to Section 2.2(a) and not theretofore deposited to the Purchaser's Account in accordance with Section 2.8, provided that the total amount payable to the Purchaser as aforesaid shall not exceed the sum of:

       (a) the accrued and unpaid Purchase Discount in respect of all Tranche Periods;

       (b) the amount of any interest accrued on any amount advanced by the Credit Enhancer to the Purchaser in connection with the transfer of Purchased Assets by the Purchaser to the Credit Enhancer at the rate agreed upon by the Purchaser and the Credit Enhancer, which rate shall be a commercially reasonable rate;

       (c) the Purchased Amount;


       (d) all amounts (including interest) owed hereunder to the Purchaser;
           and

       (e) Collection Costs.

2.10        Deemed Collections
            ------------------

       (a) If on any day prior to the Termination Date the Outstanding
Principal Balance of any Purchased Receivable is reduced or cancelled as a result of any defective, undelivered, rejected, returned, repossessed or foreclosed goods or services and any Cash Discount or other adjustment granted by the Seller prior to the purchase by the Purchaser of such Purchased Receivable or granted by the Seller, as Servicer, thereafter (other than such Cash Discounts or other adjustments already deducted prior to calculating such Outstanding Principal Balance), the Seller will, for all purposes hereof, be irrebuttably deemed to have received on such day a Collection of such Purchased Receivable in the amount of such reduction or cancellation. Thereupon, the Seller shall, at the Seller's election, deposit to the Purchaser's Account an amount equal to the reduction or cancellation or, in satisfaction of its obligation to deposit such amount, transfer to the Purchaser such additional Eligible Receivables (including the Related Security and Collections with respect thereto), identified in accordance with the procedure described in Section 2.3(a) as though such additional Eligible Receivables were being purchased by the Purchaser from the Seller at such time pursuant to a Purchase in accordance with Section 2.2, as is necessary to ensure that the Outstanding Principal Balance of the Purchased Receivables upon such transfer is equal to what such Outstanding Principal Balance would have been but for such reduction or cancellation, whereupon such additional Eligible Receivables shall constitute Purchased Receivables. The Purchaser shall, upon such deposit or transfer, and without the need for any formal instrument or assignment, sell, assign and transfer, and be deemed to have sold, assigned and transferred, to the Seller, the Purchased Receivable or a portion thereof hereby deemed to have been collected, free and clear of all Adverse Claims created by the Purchaser or any Replacement Servicer, but without any other representation or warranty (whether express, implied, statutory or otherwise) by or on behalf of the Purchaser. If a portion of a Purchased Receivable is sold, assigned and transferred to the Seller as aforesaid, each of the Seller and the Purchaser shall have an undivided ownership interest therein to the extent of their respective interests.

       (b) If the Outstanding Principal Balance of the Purchased Receivables is, on any day, up to and including the Termination Date, less than the Required Amount as a result of fraud of the Seller, error or similar reason, the Seller will, for all purposes hereof (including without limitation Section 2.2) be irrebuttably deemed to have received on such day Collections of Purchased Receivables in an amount necessary for the Outstanding Principal Balance of the Purchased Receivables to equal the Required Amount and thereupon shall transfer additional Eligible Receivables, including the Related Security, to the Purchaser in such an amount.

       (c) If on any day prior to the Final Collection Date any representation or warranty in Section 2.1(j) or (k) of the Standard Terms and Conditions is not true, or is determined not to be true as of any Purchase Date, with respect to a Purchased Receivable, or the Contract, Related Security or Collections related thereto, the Seller will, for all purposes hereof (including without limitation
Section 2.2) be irrebuttably deemed to have received on such day a Collection of such Purchased Receivable in full and thereupon shall transfer such amount of additional Eligible Receivables identified in accordance with Section 2.3(a), including the Related Security, to the Purchaser as is necessary to make the Outstanding Principal Balance of the Purchased Receivables equal the Required Amount.

       (d) Where the Seller is obliged pursuant to Section 2.10(a), (b) or
(c) to transfer to the Purchaser additional Eligible Receivables and there are not at such time sufficient Eligible Receivables of the Seller, the Seller shall immediately remit to the Purchaser a cash payment which when added to the Outstanding Principal Balance of the Purchased Receivables will equal the Required Amount.

       (e) The parties acknowledge that, notwithstanding any other provision hereof, the Seller shall have no authority to reduce, amend, extend the maturity of or otherwise modify or waive any term of any Purchased Receivable (other than in accordance with the terms of the

Contract or Credit and Collection Policy or in its capacity as Servicer as permitted by the Standard Terms and Conditions) in any manner that materially adversely affects the collectability of such Purchased Receivable or the Related Security or Collections with respect thereto.

       (f) The parties acknowledge that the deemed receipt of a Collection of all or part of a Purchased Receivable pursuant to this Section 2.10 shall not in any way impair or otherwise affect any contractual or other right of the Seller or the Purchaser as against the Obligor of such Purchased Receivable or any other Person (other than the Seller or the Purchaser), and no such Obligor or other Person shall derive any benefit by virtue of such deemed receipt.

       (g) If, in order to comply with its obligations under Section 2.10(a) or (b), the Seller transfers to the Purchaser a portion only of an Eligible Receivable, each of the Seller and the Purchaser shall have an undivided ownership interest in such Eligible Receivable to the extent of their respective interests. The transfer by the Seller to the Purchaser of any Receivable or portion thereof pursuant to this Section 2.10 shall constitute a representation and warranty by the Seller to the Purchaser that such Receivable is an Eligible Receivable on the date of transfer.

2.11       Other Matters.  The Seller will not be permitted to extend, amend
           -------------
or otherwise modify a Purchased Receivable or related Contract so as to affect the amount due under such Purchased Receivable, or the due date thereof, except with the written consent of the Purchaser, such consent not to be unreasonably withheld. Insofar as the Seller so extends, amends or otherwise modifies a Purchased Receivable or related Contract without the Purchaser's prior written consent, the Seller will be obliged to repurchase the Purchased Receivable at a purchase price equivalent to the Outstanding Principal Balance thereof.


                                       3

                MANAGEMENT, APPLICATION OF COLLECTIONS AND FEES
                -----------------------------------------------

3.1         Appointment of Servicer
            -----------------------

       (a) Until the occurrence of a Service Transfer, the Receivables shall be administered, serviced and collected by the Seller, as Servicer, as more fully provided in the Standard Terms and Conditions. The obligations of the Seller, whether in its personal capacity or acting as Servicer, as set forth in Sections 3.1 through 3.7 and elsewhere herein, shall be in addition to, and shall not derogate from, the obligations of the Seller or the Servicer under the Standard Terms and Conditions.

       (b) The Servicer shall pay the Collections to the Seller and the Purchaser in accordance with Sections 2.2, 2.4(c) and 2.9.

       (c) The Servicer shall, as soon as practicable following receipt thereof, turn over to the Seller the Collections relating to any Receivable which is not a Purchased Receivable.

       (d) The Servicer shall from time to time, within three Business Days following any request by the Purchaser, furnish the Purchaser with a reasonably detailed calculation of the amounts paid to or held in trust by the Seller pursuant to Sections 2.2, 2.4(c) and 2.9.

3.2         Application of Collections.  Except as otherwise required by
            --------------------------
Law or a Contract or as otherwise specified by the Obligor, for purposes of this Agreement only any payment made by an Obligor to the Seller or the Servicer in respect of any indebtedness owed by the Obligor to the

Seller shall be deemed to be a Collection of the oldest outstanding Purchased Receivable owed by such Obligor until the same has been collected in full, subject always to the provisions of the Credit and Collection Policy. The Seller shall apply all Collections to the applicable Receivables pursuant to the terms of this Section 3.2 and shall modify the Summary General Trial Balance to reflect such Collections, in each case as promptly as practicable following receipt thereof by the Seller or the Servicer, and shall post all new Receivables on the Summary General Trial Balance as promptly as practicable after such Receivables are generated.

3.3         Withdrawals from Collection Account After Purchase Termination
            --------------------------------------------------------------
Date.  At any time on or after the Purchase Termination Date, the Purchaser may
- ----
withdraw any or all amounts as may have been deposited and held in the Collection Account.

3.4         Reporting.  At all times prior to a Service Transfer, the
            ---------
Seller shall promptly prepare and deliver to the Purchaser the reports and notices required by Article 4.10 of the Standard Terms and Conditions. At all times following a Service Transfer, the Seller shall co-operate fully with the Replacement Servicer in the prompt preparation and delivery to the Purchaser of such reports and notices. The Seller shall at all times provide the Purchaser with such other reports, information, documents, books and records as the Purchaser may reasonably request promptly following each such request.

3.5         Payments and Computations
            -------------------------

       (a) If the Seller receives any Collections in respect of Purchased Receivables, it shall remit the same to the Servicer on the day on which such Collections are received by the Seller, and the Servicer shall apply such Collections as provided in Sections 2.2, 2.4(c) and 2.9. All amounts to be paid or deposited by the Seller or the Servicer to the Purchaser or to the Purchaser's Account hereunder shall be paid or deposited by deposit to the Purchaser's Account in same day funds on the day when due.

       (b) The Seller shall pay on demand to the Purchaser interest (before and after default and judgment, with interest on overdue interest at the same rate) on all amounts not paid or deposited when due hereunder (whether owing by the Seller in its personal capacity or as Servicer), calculated, compounded and payable monthly in arrears at a rate per annum equal to the U.S. Base Rate with respect to amounts to be paid or deposited in relation to Receivables denominated in U.S. dollars, and to the Prime Rate with respect to all other amounts; provided, however, that interest shall not accrue with respect to out-of-pocket costs, legal fees and other like items being charged to the Seller hereunder until 30 days after Seller has received a reasonably detailed billing with respect thereto. Such interest shall be paid to the Purchaser by deposit to the Purchaser's Account, and shall be retained by the Purchaser.

       (c) Notwithstanding any other provision contained in this Agreement, after the Purchase Termination Date, (i) the Purchase Discount in respect of Purchased Receivables denominated in U.S. dollars shall be calculated and payable in U.S. dollars; and (ii) the Collections in respect of Purchased Receivables denominated in U.S. dollars shall be remitted in accordance with
Section 3.5(a) in U.S. dollars.

       (d) The Seller (whether acting in its personal capacity or as Servicer) shall make all payments required to be made by it hereunder without deduction, regardless of any defence or counterclaim (whether based on any Law or policy now or hereafter issued or enacted by any Governmental Authority).

       (e) The Seller (whether acting in its personal capacity or as Servicer) covenants and agrees to make all payments required to be made to Governmental Authorities and other Persons where a statutory lien or deemed trust might arise having priority over the Purchaser's interest and, where a portion of the Invoiced Receivables relating to the Purchased Receivables represents an amount owing in respect of federal or provincial Taxes, to remit the amount of Taxes owing in respect of such Receivables.

       (f) If Collections made on a Purchased Receivable exceed the original Outstanding Principal Balance thereof as a result of Cash Discounts available to but not taken by the Obligor, the Servicer shall pay to the Seller out of Collections the amount equal to such excess. Conversely, if Collections made on a Purchased Receivable are less than the original Outstanding Principal Balance thereof as a result of Cash Discounts available to and taken by the Obligor, the Seller shall pay to the Purchaser the amount equal to such deficiency, and such amount shall be deemed to constitute "Collections" hereunder.

3.6         Fees
            ----

       (a) The Seller shall also pay to the Purchaser from and after the date hereof until the Final Collection Date in the case of clauses (i) and (iii) below and until the Termination Date in the case of clause (ii) below:

             (i) on the last day of a Tranche Period, a participation fee at a rate per annum set out in Exhibit I, calculated on the basis of the actual number of days in such Tranche Period and applied to the Required Amount outstanding on each day during such Tranche Period;

             (ii) on each Reporting Date, a standby fee, payable monthly and calculated on a daily basis at a rate per annum set out in Exhibit I and applied to the amount (not to be negative) equal to (A) the lesser of $100,000,000 and the Purchase Limit, minus (B) the Required Amount, on each day during such month; and

             (iii) all Collection Costs of the Replacement Servicer, if any, incurred in connection with making Collections and the Purchaser incurred during the Settlement Period in administering and collecting the Purchased Receivables and enforcing the Related Security, all as specified in reasonable detail in writing by the Replacement Servicer and/or the Purchaser prior to the end of such Settlement Period.

       (b) The Seller shall also pay to the Purchaser such fees and expenses as the Purchaser and the Seller agree the Purchaser may charge or incur in respect of each amendment to this Agreement and each waiver of any provision of this Agreement requested by the Seller or required or initiated as a result of the Seller's actions that requires the Securitization Agent, in its sole discretion, in order to approve such amendment or waiver, to perform a credit review of the transaction or event associated with or giving rise to such amendment or waiver.

       (c) From and after the date of a Service Transfer until the Final Collection Date, the Seller shall also pay to the Purchaser a fee (the "Replacement Servicer Fee") calculated and paid on each Settlement Date in arrears equal to the actual fee of a Replacement Servicer, but in any event no higher than 2% of the average Outstanding Principal Balance of the Purchased Receivables at the date of the Service Transfer.

3.7         Maintenance of Records and Accounts.  The Purchaser is
            -----------------------------------
irrevocably authorized by the Seller to account for and keep records of all Purchases of Receivables from the Seller, all transfers of Receivables by the Seller to the Purchaser and any reconveyances of Receivables by the Purchaser to the Seller, which records shall evidence the dates and amounts of such Purchases, transfers, reconveyances and the applicable Purchase Discounts in effect from time to time. Such records shall be presumptive evidence of the facts to which they relate but the failure to record any Purchase, transfer or reconveyance shall not limit or otherwise affect any obligations of the Seller hereunder or the Obligors' obligations to make payments on the Receivables when due.

                                       4

                              CONDITIONS PRECEDENT
                              --------------------

4.1         Conditions Precedent to Initial Purchase.  Prior to the Initial
            ----------------------------------------
Purchase, the Seller shall deliver to the Purchaser, unless waived by the Purchaser in writing, the following documents, in form and substance reasonably satisfactory to the Purchaser:

       (a) executed copies of this Agreement and the Related Documents required to be delivered in connection with such purchase, including, without limitation, any written copy or description of the Credit and Collection Policy;

       (b) certified copies of all necessary corporate authorizations of the Seller to authorize the execution, delivery and performance hereof, of the material Related Documents required to be delivered in connection with such purchase and of the transactions contemplated hereby and thereby;

       (c) a certificate of an officer of the Seller as to the names and true signatures of the officers authorized to sign this Agreement and the Related Documents required to be delivered in connection with such purchase on its behalf, on which certificate the Purchaser shall be entitled to conclusively rely until such time as the Purchaser receives from the Seller a replacement certificate meeting the requirements of this Section 4.1(c);

       (d)  certified copies of the Seller's constating documents and by-laws;

       (e) a certificate of status, of good standing or of compliance, as appropriate, with respect to the Seller, issued by its jurisdiction of incorporation and by each jurisdiction where registrations have been, or are to be, effected in respect of the Purchaser's ownership interest in the Purchased Assets if registration in such jurisdiction is required as a condition precedent to the effectiveness or enforceability of such interest;

       (f) as requested by the Purchaser, copies of properly completed and duly registered assignments and/or financing statements, with the registration particulars stamped thereon, dated prior to (where permitted by applicable Law) the date of the Initial Purchase, naming the Seller as seller, assignor or debtor and the Purchaser as purchaser, assignee or secured party, and/or such other similar instruments or documents as may be necessary and/or, in the Purchaser's reasonable opinion, advisable under any applicable PPSA to perfect, record or protect the Purchaser's ownership interest in the Purchased Assets:

                                     -31-
       (g) executed copies of all discharges and releases, if any, necessary to discharge or release all security interests and other rights or interests of any Person in the Purchased Receivables and the Contracts and Related Security related thereto previously granted by the Seller, including, without limitation, in respect of any Floor Plan Arrangement, together with copies of the relevant financing change statements or other discharge statements with the registration particulars stamped thereon;

       (h) a favourable opinion of counsel for the Seller, reasonably acceptable to the Purchaser in substantially the form of Exhibit F and as to such other matters as the Purchaser may reasonably request; and

       (i) a favourable opinion of counsel for the Purchaser as to such matters as the Seller may reasonably request.

The Seller shall make all of the foregoing deliveries, other than the legal opinion of counsel for the Purchaser and certain registrations described in
Section 4.1(f) that, under the PPSA, are to be made by or on behalf of the Purchaser.

4.2         Conditions Precedent to All Purchases.  Prior to each Purchase
            -------------------------------------
hereunder (including the Initial Purchase), the following conditions precedent shall be satisfied by the Seller, unless waived by the Purchaser in writing:

       (a) if the Purchase is made pursuant to Section 2.1, the Purchaser shall have received the Purchase Request required by such Section, the most recent Weekly Report and the most recent Portfolio Report, in form and substance satisfactory to the Purchaser, dated within 30 Business Days prior to the date of the Purchase and containing such additional information as may be reasonably requested by the Purchaser;

       (b) on the date of such Purchase (immediately prior to, at the time of and after giving effect to such Purchase), the following statements will be true, and the Seller, by accepting the Initial Cash Payment for a Purchase pursuant to Section 2.1 or the Net Daily Collections for a Purchase pursuant to
Section 2.2, will be deemed to have certified that:

               (i)  the representations and warranties contained in Article
                    2.1 of the Standard Terms and Conditions are correct on and as of the date of such Purchase as though made on and as of such date, except that the representations and warranties contained in Articles 2.1(k) and (l) of the Standard Terms and Conditions need not be correct after the date of the Initial Purchase; and

               (ii) no event has occurred and is continuing, or would result from such Purchase, that constitutes an Event of Termination or would constitute an Event of Termination but for the requirement that notice be given or time elapse or both; and

       (c) all documents, instruments and agreements required by the terms hereof to be delivered to the Purchaser shall be so delivered and shall be satisfactory in form and substance to the Purchaser, acting reasonably, and the Purchaser shall have received such other approvals, opinions or documents as it may reasonably request.

4.3         Undertaking of Purchaser.  If requested by the Seller, the
            ------------------------
Purchaser shall, prior to each Purchase (including the Initial Purchase), execute and deliver any agreement which in the opinion of the Seller and the Purchaser is reasonably required to evidence the respective interests of the Purchaser and any creditor of or purchaser from the Seller in and to any Receivables, provided such agreement shall be in form satisfactory to the Purchaser and the Seller, each acting reasonably.


                                       5

                             EVENTS OF TERMINATION
                             ---------------------

5.1         Meaning of Event of Termination.  The term "Event of Termination"
            -------------------------------
means any of the following events or circumstances:

       (a) the Servicer (if the Seller or its designee is the Servicer) fails to make any payment or deposit to be made by it hereunder within one Business Day of being due;

       (b) the Servicer (if the Seller or its designee is the Servicer) fails to perform or observe any term, condition, covenant or agreement to be performed or observed by it hereunder (other than specified in Section 5.1(a)), and any such failure remains unremedied for 10 days after notice thereof to the Servicer;

       (c) the Seller fails to make any payment or deposit to be made by it hereunder within one Business Day of being due or to remit to the Servicer within one Business Day of being due any amounts referred to in Article 2;

       (d) the Seller fails to perform or observe any other term, condition or covenant to be performed or observed by it hereunder, and such failure remains unremedied for 10 days after notice thereof has been given to the Seller;

       (e) any representation or warranty made by the Seller (or any of its officers) in or pursuant to this Agreement, any Weekly Report, any Portfolio Report or any other Related Document proves to have been false or incorrect in any material respect when made;

       (f) at any date, (i) the amount which would appear in accordance with generally accepted accounting principals of the Seller opposite the heading "shareholders' equity" (or any similar item) on the Seller's balance sheet (calculated without giving effect to any foreign currency translation adjustments) minus (ii) equity investments in, and loans and advances to, any Affiliate of the Seller minus (iii) the aggregate amount of franchises, licences, permits, patents, patent applications, copyrights, trademarks, trade names, brand names, service marks, goodwill, experimental or organizational expense and other like intangibles, is less than $20 million.

       (g) the Seller fails to pay any Indebtedness or the redemption price of any redeemable preferred shares included in its Indebtedness when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure continues after the applicable grace period, if any, specified in any agreement or instrument relating to such Indebtedness; or any other default under any agreement or instrument relating to any Indebtedness, or any other event, shall occur if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of any Indebtedness; provided, however, that an Event of Termination shall not occur by virtue of this clause (g) unless the aggregate amount of such Indebtedness is equal to or exceeds $1 million or its equivalent in any other currency or currencies, and any such failure remains unremedied for three Business Days after notice thereof to the Seller;

       (h) except as permitted hereby, any Purchase ceases to create or result in legal and equitable title to and ownership of all right, title and interest in and to the related Purchased Assets in favour of the Purchaser free and clear of any Adverse Claim, and any such failure remains unremedied for three Business Days after notice thereof to the Seller;

       (i) the Seller shall generally not pay its debts as they become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceedings shall be instituted by or against the Seller or any of its Subsidiaries seeking to adjudicate it or any such Subsidiary bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief by the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, if such proceeding has been instituted against the Seller or any of its Subsidiaries, either such proceeding has not been stayed or dismissed within 45 days or any of the actions sought in such proceeding (including the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official) are granted in whole or in part, or the Seller or any of its Subsidiaries takes any corporate action to authorize any of the actions described in this Section 5.1(i);

       (j) in the sole opinion of the Securitization Agent after consultation with the Rating Agency, there shall have been any material adverse change in the financial condition or operations of the Seller since the date of the Seller's most recent quarterly or year end financial statements or there shall have occurred any event which materially adversely affects the collectability of the Receivables, the Seller's ability to perform its obligations hereunder;

       (k) the liquidity support provided pursuant to the Liquidity Agreement has terminated or is otherwise unavailable and no alternative or replacement liquidity support is available to the Purchaser;

       (l) the Designated Policy is not renewed or is otherwise cancelled or terminated and no replacement Credit Enhancer provides credit enhancement acceptable to the Purchaser and the Securitization Agent;

       (m) there shall come into existence any prohibition at law against the Seller selling, or the Purchaser purchasing, Receivables, the Related Security and Collections relating thereto pursuant to this Agreement;

       (n) the aggregate Outstanding Principal Balance of the Purchased Receivables shall at any time be less than the Required Amount, and any such deficiency remains unremedied for three Business Days after notice thereof to the Seller;

       (o) for the most recent three months, the average Dilution Rate exceeds 12.5%;

       (p) for the most recent three months, the average Delinquency Ratio exceeds 7.5%;

       (q) for the most recent three months, the average Default Ratio exceeds 6.5%;

       (r) for the most recent three months, the average Loss to Liquidation Ratio exceeds 1.75%;

       (s) for the most recent three months, the average Days Sales Ratio exceeds 60 days;

       (t) Qualifying Losses for the year ending on the renewal date of the Designated Policy exceed the Policy Limit of Liability;

       (u) circumstances of a drop in Merisel, Inc.'s credit rating which, in the reasonable opinion of the Securitization Agent, materially adversely affects the Seller's ability to perform its obligations hereunder; and

       (v) circumstances of a change in control of the Seller (such that Merisel, Inc. or a corporation controlled by Merisel, Inc. no longer retains effective control over the Seller) which in the reasonable opinion of the Securitization Agent, materially adversely affects the Seller's ability to perform its obligations hereunder, the Purchaser's ability to perform its obligations hereunder or the issuance and sale of Notes.

5.2        Action Upon an Event of Termination.  Upon the occurrence of any
           -----------------------------------
Event of Termination described in Sections 5.1(b), (d), (e), (f), (j), (k), (l) and (m) (other than one that occurs as the result of the occurrence or existence of a Servicer Termination Event referred to in Article 4.12(k) or (l) of the Standard Terms and Conditions), the Purchaser or its authorized agent may, by notice to the Seller, declare the Purchase Termination Date to have occurred on the date specified in such notice, which date shall be not less than one Business Day subsequent to the date such notice is given to the Seller. If a Portfolio Report discloses that any Event of Termination described in Sections 5.1(o) through (t) inclusive has occurred or if the Seller gives notice to the Purchaser that any such Event of Termination has occurred, or if the Purchaser gives notice to the Seller that the Purchaser has determined that any such Event of Termination has occurred, the Purchase Termination Date shall occur automatically upon the delivery of such Portfolio Report or the giving of such notice by the Seller to the Purchaser or by the Purchaser to the Seller, as the case may be, without the necessity of any further notice. Upon the occurrence of any other Event of Termination described in Section 5.1, the Purchase Termination Date will occur automatically, without the necessity of any notice. Upon any such declaration or automatic occurrence, the Purchaser will have, in addition to its rights and remedies hereunder and under the Related Documents, all other rights and remedies under applicable laws and otherwise, which rights and remedies will be cumulative.

5.3        Notice re: Liquidity Support.    The Purchaser agrees to give the
           ----------------------------
Seller advance notice of any proposed non-renewal of the Liquidity Agreement and shall notify the Seller of the termination of the liquidity support under the Liquidity Agreement, in each case forthwith upon the Purchaser becoming aware thereof.


                                       6

                       MATTERS RELATING TO THE PURCHASER,
                THE CREDIT ENHANCER AND THE SECURITIZATION AGENT
                ------------------------------------------------

6.1         Liability of Purchaser, the Credit Enhancer and the
            ---------------------------------------------------
Securitization Agent.  Neither the Purchaser, the Credit Enhancer, the
- --------------------
Securitization Agent nor any of their respective directors, officers, agents or employees will be liable pursuant to this Agreement for any action taken or omitted to be taken by it or them hereunder or in connection herewith (including any action taken or omitted to be taken in the capacity as Servicer pursuant to
Section 3.1), except for its or their own gross negligence or wilful misconduct, and for the purposes of this Section 6.1 only, the Purchaser shall be deemed to have entered into this Agreement as agent for the Credit Enhancer and its directors, officers, agents and employees all of whom, for the purposes of this
Section 6.1 only, shall be deemed to be parties hereto. Without limiting the generality of the foregoing, and notwithstanding any term or provision hereof to the contrary, the Seller hereby acknowledges and agrees that the Securitization Agent acts as agent for the Purchaser and has no duties or obligations to, will incur no liability to, and does not act as an agent in any capacity for, the Seller.

6.2       Delegation in Favour of Securitization Agent.  The Purchaser may
          --------------------------------------------
delegate to the Securitization Agent all or any of its powers, rights and discretion hereunder, and the Securitization Agent may from time to time take such actions and exercise such powers for and on behalf of the Purchaser as are delegated to it or contemplated hereby and all such actions and powers as are reasonably incidental thereto.

6.3       Rights of the Purchaser
          -----------------------

       (a) The Purchaser may, from time to time when any Event of Termination has occurred and is continuing or any Termination Date (other than a Termination Date designated pursuant to Section 2.6(c)) has occurred, notify any or all of the Obligors, with respect to any Purchased Receivable, of the purchase of such Purchased Receivable and of any related Purchased Assets by the Purchaser.

       (b) From time to time following the designation of a Servicer, other than the Seller, pursuant to Section 3.1:

                (i) the Purchaser may direct any or all of the Obligors to pay the amounts payable under any Purchased Receivable directly to the Purchaser or its designee;

                (ii) the Seller shall, at the Purchaser's request and at the Seller's expense, notify all or any Obligors of the Purchaser's interest in any or all of the Purchased Assets and direct that payments in respect thereof be made directly to the Purchaser or its designee;

                (iii) the Seller shall, at the Purchaser's request and at the
                      Seller's expense, assemble all or any of the Records, and the Contracts and Related

                      Security related thereto or copies thereof, and make the same available to the Purchaser at a place elected by it or its designee, and aggregate, in a manner reasonably acceptable to the Purchaser, all cash, cheques and other instruments constituting Collections of Purchased Receivables received by the Seller from time to time, and, promptly upon receipt, remit same to the Purchaser or its designee duly endorsed or with duly executed instruments of transfer; and
                (iv) the Purchaser may take any and all steps, in the Seller's name and on its behalf, necessary or desirable in the Purchaser's reasonable opinion, to collect the Purchased Receivables, including, without limitation, endorsing the Seller's name on cheques and instruments representing Collections of Purchased Receivables and enforcing obligations of Obligors in respect of Purchased Receivables and the Contracts and Related Security related thereto.

6.4       Responsibilities of the Seller.  The parties acknowledge that the
          ------------------------------
Seller is not selling, transferring or assigning to the Purchaser its rights or obligations under any Contract except to the extent necessary for collection and enforcement of the Purchased Receivables arising out of the Contract. In this regard, and notwithstanding anything contained herein to the contrary:

      (a) the Seller shall remain responsible and liable under the Purchased Receivables, the Related Security and any Contract to perform all of its duties and obligations thereunder notwithstanding the sale to the Purchaser of the Receivable payable thereunder;

      (b) the exercise by the Purchaser (directly or through the Securitization Agent) of any of its rights hereunder shall not release the Seller from any of its duties or obligations with respect to the Purchased Receivables, the Related Security or any Contract;

      (c) neither the Purchaser nor the Securitization Agent will have any duty or obligation with respect to any Receivables or Contracts, nor will the Purchaser or the Securitization Agent be obligated to perform any of the duties or obligations of the Seller thereunder; and

      (d) the Seller will promptly notify the Purchaser of any claim or threatened claim which may, in the Seller's reasonable opinion, result in any liability referred to in Article 5 of the Standard Terms and Conditions.

6.5       Other Dealings.  The Purchaser and its agents, including the
          --------------
Securitization Agent, any Replacement Servicer and their respective Affiliates, if any, may generally engage in any kind of business with the Seller, the Purchaser, any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of any thereof, all as if they did not have rights or obligations hereunder or under any related deed or agreement, and without any duty to account therefor to the Seller or any other Person.

6.6       Power of Attorney.  The Seller hereby grants to the Purchaser an
          -----------------
irrevocable power of attorney and hereby irrevocably appoints the Purchaser as the Seller's attorney-in-fact, with full power of substitution and expressly coupled with an interest in favour of the Purchaser, to take in the place and stead of and in the name of the Seller or in the Purchaser's own name from time to time at the Purchaser's discretion such actions as the Seller may be obligated to take hereunder or as the Purchaser may deem necessary or advisable to collect, endorse, negotiate or otherwise realize on any Purchased Receivable, the Related Security or any part thereof, any negotiable instrument, or other right of any kind, held or owned by the Seller or sold, transferred, assigned or delivered to or received by the Purchaser as payment on account or otherwise in respect of any of the Purchased Assets, including:


      (a) to evidence or protect the Purchaser's ownership interest in the Purchased Assets and to execute and file, in the Seller's name and on the Seller's behalf, such recording, registration, financing or similar statements (including any amendments, renewals and continuation statements) under applicable Laws, including, in any personal property registry office, in such jurisdictions where it may be necessary to validate, perfect or protect the Purchaser's position as owner of the Purchased Assets;

      (b) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for monies due and to become due in connection with the Purchased Receivables or otherwise owed to the Purchaser;

      (c) to receive, endorse and collect any cheques, drafts or other instruments, documents and chattel paper in connection with monies due and to become due in connection with the Purchased Receivables or otherwise owed to the Purchaser;

      (d) to file any claims or take any action or institute any proceedings that the Purchaser may deem to be necessary or desirable for the collection of any Purchased Receivable; and

      (e) to execute and deliver, in the Seller's name and on the Seller's behalf, such instruments and documents (including assignments) necessary or desirable in furtherance of the foregoing.

6.7       Execution of Additional Powers.  The Seller, following a request
          ------------------------------
by the Purchaser to do so, shall promptly execute and deliver to the Purchaser such other powers of attorney in such form and having such content as may be necessary or reasonably appropriate to enable the Purchaser to exercise the powers described in Section 6.5.

6.8       Restrictions on Use.  The Purchaser covenants and agrees with the
          -------------------
Seller not to use the powers granted by Section 6.5 or pursuant to Section 6.6 until after an Event of Termination shall have occurred.

                                 MISCELLANEOUS
                                 -------------

7.1       Costs, Expenses and Taxes
          -------------------------

      (a) In addition to the rights of indemnification provided for in
Article 5 of the Standard Terms and Conditions and the fees payable by the Seller pursuant to Section 3.6, the Seller hereby agrees to pay on demand all reasonable costs and expenses of the Purchaser and the Securitization Agent in connection with (i) the preparation, execution and delivery of this Agreement and the Related Documents up to a maximum of the amount set out in Exhibit I including all legal fees and other expenses agreed to by the Seller and the Purchaser and (ii) the enforcement of this Agreement and the Related Documents, including the reasonable fees and out-of-pocket expenses, on a solicitor and client basis, of counsel for the Purchaser and the Securitization Agent with respect thereto and with respect to advising the Purchaser and the Securitization Agent as to their rights and remedies hereunder and under the Related Documents, and all reasonable costs and expenses (including reasonable legal fees and expenses on a solicitor and client basis) in connection with the enforcement of this Agreement and the Related Documents, but excluding all fees which are intended to be paid as part of the purchase price of a Receivable pursuant hereto. For greater certainty, all costs and expenses of the Purchaser, the Securitization Agent and any Replacement Servicer incurred after the occurrence of an Event of Termination in connection with administering and collecting Receivables shall be deemed to be costs and expenses incurred in connection with enforcement of this Agreement and the Related Documents.

      (b)  The Seller shall:

                (i) pay on demand any and all stamp, filing, recording and other Taxes and fees payable or determined to be payable in connection with the execution, delivery, filing, recording or enforcement of this Agreement or any Related Document; and

                (ii) reimburse on demand the Purchaser for any overpayment made to the Seller or any loss in respect of any Purchased Discount resulting from a miscalculation by the Purchaser or the Securitization Agent in determining the purchase price (including any Purchased Discount) of a Receivable or any component thereof or any other amount; provided, however, that the Purchaser will request such reimbursement in writing and will explain, in reasonable detail, such miscalculation, and further provided that the amount of such reimbursement shall not exceed the amount which should initially have been paid to the Purchaser but for such miscalculation, plus interest at the Discount Rate.

7.2       Change in Circumstances.  If either:
          -----------------------

      (a) the introduction of or any change (including any change by way of imposition or increase of any reserve requirements) in or in the interpretation of any Law by any court or Governmental Authority, in each case made after the date hereof; or

      (b) the compliance by the Purchaser with any changed or introduced guideline or request made after the date hereof from any Governmental Authority (whether or not having the force of law),

has the effect of:

      (c) increasing the cost to the Purchaser of making, funding or maintaining any Purchase hereunder or agreeing to make Purchases hereunder, or reducing the rate of return to the Purchaser in connection therewith or as a result of reserves (including reserves against capital) to be made therefor;

      (d) reducing the amount receivable with regard to any Purchased Receivable; or

      (e) requiring the Purchaser to make a payment calculated by reference in whole or in part to the Purchased Assets owned by it,

the Seller shall, from time to time, upon demand by the Purchaser, pay the Purchaser that portion of such increased costs incurred, amounts not received or receivable, compensation for such reduction in rate of return or required payment made, which is directly attributable to making, funding or maintaining any Purchase hereunder. The Purchaser shall deliver to the Seller a certificate setting forth its computation of such increased costs, amounts not received or receivable, reduction in rate of return or required payment made or to be made, which computation may utilize such averaging and attribution methods the Purchaser believes to be reasonable.

7.3       Further Assurances.  Each of the parties hereto upon the request
          ------------------
of the other party, whether before or after the closing of any transaction contemplated hereby, shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably necessary or desirable to effect complete consummation of the objects of and the transactions contemplated by this Agreement.

7.4       Failure to Perform.  If the Seller or the Servicer fails to
          ------------------
perform any of its agreements or obligations hereunder, the Purchaser may (but will not be required to) itself perform, or cause to be performed, such agreement or obligation, and the reasonable expenses of the Purchaser incurred in connection therewith will be payable by the Seller as provided in Section 7.1.

7.5       Entire Agreement.  This Agreement, together with all Related
          ----------------
Documents required to be delivered by the Seller hereunder, contains the complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire and only agreement between the parties hereto with respect to the subject matter hereof, superseding any and all prior negotiations, understandings and agreements, written or oral. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, between the parties, except as expressly set forth herein.

7.6       Amendments, Waivers, Etc.  No amendment or waiver of any
          -------------------------
provision of this Agreement nor consent to any departure by the Seller therefrom shall be effective in whole or in part unless the amendment or waiver is in writing and signed by (a) the Seller and the Purchaser (with respect to an amendment), (b) the Purchaser or any agent on its behalf (with respect to a waiver or consent by it), or (c) the Seller (with respect to a waiver or consent by it), and (d) the Securitization Agent to the extent it affects the rights, duties or obligations of the Securitization

Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. All material amendments, waivers or consents must be approved in writing by the Rating Agency.

7.7       No Waiver; Remedies.  No failure on the part of the Purchaser to
          -------------------
exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by Law. Without limiting the generality of the foregoing, the Purchaser is hereby authorized by the Seller at any time and from time to time, to the fullest extent permitted by Law, to set off and apply any and all amounts at any time held and other indebtedness at any time owing by the Purchaser to or for the credit or the account of the Seller in respect of the transactions contemplated by this Agreement against any and all of the obligations of the Seller, now or hereafter existing under this Agreement.

7.8       Non-Merger.  Each party hereby agrees that all provisions of this
          ----------
Agreement shall forever survive the execution, delivery and performance of this Agreement, the closing of any transactions contemplated hereby and the execution, delivery and performance of any and all documents delivered in connection herewith.

7.9       Time of the Essence.  Time shall be of the essence of this
          -------------------
Agreement and of every provision hereof.

7.10      Agreement of Purchase and Sale.  Each of the Seller and the
          ------------------------------
Purchaser hereby expressly acknowledges that this Agreement, except as is specifically provided with respect to the duties and obligations of the Servicer, is intended to create a relationship of purchaser and vendor. Each of the Seller and the Purchaser hereby expressly disclaims any intention to establish a trust relationship or, except as is specifically provided with respect to the duties and obligations of the Servicer, or by Section 6.6 or 6.7, to constitute either the Seller or the Purchaser as the agent of the other.
Each of the Seller and the Purchaser covenants with each other that it will not, at any time, allege or claim that a relationship of trust or agency is created hereby, except as otherwise expressly provided for herein.

7.11      Notices.  All notices or other communications authorized or
          -------
required to be given pursuant to this Agreement, or pursuant to which any rights or obligations may arise hereunder, shall be in writing (including telecopied communication and such other method of recorded or recordable electronic communications as to which the parties may hereafter agree) and shall be either personally delivered or sent by telecopier as follows:

          (a) in the case of communication to the Seller:

              Merisel Canada Inc.
              200 Ronson Drive
              Etobicoke, Ontario
              M9W 5Z9

              Attention:  Peter Allen, Vice-President, Finance
              ------------------------------------------------

              Telecopier No.:  (416) 240-2777

               With a copy to:

               Merisel, Inc.
               200 Continental Boulevard
               Suite 301
               El Segundo, California, U.S.A.
               90245-0984

               Attention:  Timothy N. Jensen, Vice-President and Treasurer
               -----------------------------------------------------------

               Telecopier No.:  (310) 615-6882

          (b)  in the case of communication to the Purchaser:

               Canadian Master Trust
               c/o Nesbitt Burns Inc.
               3rd Floor Podium
               1 First Canadian Place
               Toronto, Ontario
               M5X 1H3

               Attention:  Managing Director, Securitization and Structured
               ------------------------------------------------------------
               Finance
               -------

               Telecopier No.:  (416) 359-1910

Any notice or other communication given by personal delivery will be conclusively deemed to have been given and received on the day of actual delivery thereof and, if given by telecopier, on the day of transmittal thereof if given during the normal business hours of the recipient and on the next Business Day if not given during such business hours on any day. A party may change its address for receipt of notices or other communications hereunder by giving notice thereof to the other party in the manner aforesaid.

7.12      Notice to Rating Agency.  If, at any time or from time to time,
          -----------------------
the Purchaser shall, by notice given to the Seller, require the Seller to deliver to the Rating Agency any report, notice or other document, or any class of the foregoing, at the same time that the Seller delivers the same to any other Person, the Seller shall comply forthwith with such requirement.

7.13      Binding Effect; Assignability, Etc.  This Agreement shall be
          -----------------------------------
binding upon and inure to the benefit of the Seller, the Purchaser and their respective successors and assigns. Neither party may assign its rights hereunder or any interest herein without the prior written consent of the other party. Notwithstanding any other provision of this Agreement, upon the occurrence of an Event of Termination, the Purchaser may, subject to the provisions of Section 7.18, sell, assign and transfer any Purchased Assets (in whole or in part) to any Person (including, without limitation, the Credit Enhancer), or encumber or grant any security interest in or over any Purchased Assets (in whole or in part) in favour of any Person, without consent of or notice to the Seller and may also sell, assign, or transfer to such Person any of its rights hereunder or interest herein on the same basis for the purpose of giving effect to any such sale, assignment or transfer of Purchased Assets or encumbrance or grant of a security interest. Upon any sale, assignment or transfer referred to in the preceding sentence, such Person shall be fully subrogated to all rights, benefits and privileges of the Purchaser hereunder and shall be bound by Section 7.18.

7.14      Judgment
          --------

      (a) If for the purpose of obtaining judgment in any court it is necessary to convert a sum due under this Agreement in one currency (the "Required Currency") into a different currency (the "Other Currency"), the parties hereto agree, to the extent permitted by law, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, Bank of Montreal could purchase the Required Currency with the Other Currency at noon (Toronto time) in Toronto on the Business Day preceding that on which final judgment is given.

      (b) The obligation of the Seller or the Servicer in respect of any sum due from it to the Purchaser under this Agreement shall, notwithstanding any judgment in the Other Currency, be discharged only to the extent that, on the Business Day following receipt by the Purchaser of any sum adjudged to be so due in the Other Currency, Bank of Montreal could, in accordance with normal banking procedures, purchase the Required Currency with the Other Currency at noon (Toronto time) in Toronto. If the amount of Required Currency so purchased is less than the sum originally due to the Purchaser in the Required Currency, the Seller and the Servicer agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Purchaser against such loss; and if the amount of Required Currency so purchased exceeds the sum originally due to the Purchaser in the Required Currency, Purchaser will remit to the Seller and Servicer such excess.

7.15      Governing Law.  This Agreement shall be governed by, and
          -------------
construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable therein, except to the extent that the validity or perfection of the Purchaser's interests in any Purchased Assets or its remedies hereunder in respect thereof are governed by the laws of a different jurisdiction.

7.16      Consent to Jurisdiction; Waiver of Immunities
          ---------------------------------------------

      (a) The Seller hereby irrevocably submits to the jurisdiction of any court sitting in Toronto in any action or proceeding arising out of or relating to this Agreement, and the Seller hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Toronto court. The Seller hereby irrevocably waives, to the extent permitted by Law, the defence of an inconvenient forum to the maintenance of such action or proceeding. The Seller agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

      (b) Nothing in this Section 7.16 shall affect: (i) the right of the Purchaser to serve legal process in any other manner permitted by Law or
(ii) its right to bring any action or proceeding against the Seller or its property in the courts of other jurisdictions.

      (c) To the extent that the Seller has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Seller hereby irrevocably waives, to the extent permitted by Law, such immunity in respect of its obligations hereunder.

7.17      Severability.  Any provision hereof that is prohibited or
          ------------
unenforceable in whole or in part in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

7.18      Confidentiality.  The Purchaser and the Seller acknowledge that
          ---------------
all data and information delivered hereunder by one party to another, shall be considered as non-public information of the party making delivery, and each party shall make all reasonable efforts to hold all non-public information obtained pursuant to this Agreement and the transactions contemplated hereby or effected in connection herewith in accordance with customary procedures for handling confidential information of this nature; provided that, notwithstanding the foregoing, the Purchaser or the Seller may make disclosure of such non-public information (i) as requested or required by any Governmental Authority or representative thereof or pursuant to legal process or when required under applicable Law, (ii) to the Rating Agency, (iii) the Liquidity Agent, (iv) to implement the terms of this Agreement or to enforce any rights which the Seller or the Purchaser, as the case may be, may have to collect any Purchased Receivable or to enforce their respective rights with respect to any Related Security, or (v) to a Replacement Servicer (provided, however, that the Purchaser shall use all reasonable efforts to ensure that the Replacement Servicer shall agree to be bound by the provisions of this Section 7.18 to the same extent as the Purchaser). Unless specifically prohibited by applicable Law, each party hereto shall notify the other parties hereto of any request by any Governmental Authority or representative thereof or other Person for disclosure of any such non-public information prior to disclosure of such information to permit the party affected to contest such disclosure, if possible. In no event shall the Purchaser be obligated or required to return any materials furnished by the Seller. Notwithstanding the foregoing, the general terms of the transactions contemplated by this Agreement may be disclosed to any existing lender to or potential investor in Merisel Inc. or its subsidiaries and this Agreement may be disclosed as required by the United States Securities and Exchange Commission.

7.19      Limitation of Liability.  The obligations hereunder are not
          -----------------------
binding upon BMO Trust Company except in its capacity as trustee of the Purchaser, nor will resort be had to the property of BMO Trust Company except in its capacity as trustee of the Purchaser, but the assets only of the Purchaser will be bound hereby.

7.20      Financial Reporting.  The Seller and the Purchaser hereby
          -------------------
covenant and agree that they will not at any time prepare any financial statements that account for the transactions contemplated hereby in a manner that is inconsistent with the sale to the Purchaser of the Purchased Assets except to the extent required by changes in generally accepted accounting principles.

7.21      Standard Terms and Conditions.  Each of the Purchaser and the
          -----------------------------
Seller agrees to comply with and be bound by the provisions of the Standard Terms and Conditions annexed hereto as Exhibit G, which Standard Terms and Conditions are incorporated herein by reference and are deemed to be a part hereof.

7.22      Termination.  This Agreement shall remain in full force and
          -----------
effect until the Final Collection Date; provided, however, that the Purchaser's rights and remedies with respect to any incorrect representation or warranty made or deemed to be made by the Seller herein and the indemnification and payment provisions of Article 5 of the Standard Terms and Conditions and Sections 9.1 and 9.2 hereof shall be continuing and will survive any termination hereof.

7.23      Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. For all purposes of this Agreement and all other documents and agreements contemplated hereby, the signature of any party hereto or thereto, evidenced by a telecopy showing such signature or other electronically transmitted version of such signature, shall constitute conclusive proof for all purposes of the signature of such person to such documents and agreements, to the same extent in all respects as a copy of such documents and agreements showing the original signature of such party.

          IN WITNESS WHEREOF, the parties have executed this Agreement.

                                    MERISEL CANADA INC.


                                    by____________________________


                                     _____________________________C.S.


                                    THE TRUST COMPANY OF
                                                BANK OF MONTREAL in its capacity
                                    as trustee of CANADIAN MASTER TRUST by its Securitization Agent,
                                    NESBITT BURNS INC.


                                    by ___________________________


                                     ___________________________C.S.